SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM C

UNDER THE SECURITIES ACT OF 1933

(Mark one.)

☑Form C: Offering Statement

☐Form C-U: Progress Update

☐Form C/A: Amendment to Offering Statement

☐Check box if Amendment is material and investors must reconfirm within five business days.

☐Form C-AR: Annual Report

☐Form C-AR/A: Amendment to Annual Report

☐Form C-TR: Termination of Reporting

Name of issuer

Furry Fortune The Movie, LLC

Legal status of issuer

Form

LLC

Jurisdiction of Incorporation/Organization

Delaware

Date of organization

August 20, 2019

Physical address of issuer

4750 Kester Ave Apt 7, Sherman Oaks, CA 91403

Website of issuer

www.FurryFortuneMovie.com

Name of intermediary through which the offering will be conducted

OpenDeal Portal LLC dba “Republic”

CIK number of intermediary

0001751525

SEC file number of intermediary

007-00167

CRD number, if applicable, of intermediary

283874

Name of qualified third party “Escrow Agent” which the Offering will utilize

Prime Trust, LLC

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering

The issuer shall pay to the Intermediary at the conclusion of the Offering a fee of six percent (6%) of the amount raised in the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest

The Intermediary will also receive compensation in the form of Securities equal to two percent (2%) of the total number of Securities sold in the Offering.

Type of security offered

Class B Membership Units

Target number of Securities to be offered

5,000

Price (or method for determining price)

$5.00

Target offering amount

$25,000

Oversubscriptions accepted:

☑Yes

☐No

Oversubscriptions will be allocated:

☐Pro-rata basis

☐First-come, first-served basis

☑Other: At the Company’s discretion

Maximum offering amount (if different from target offering amount)

$916,365

Deadline to reach the target offering amount

November 19, 2020 unless extended by the issuer

If the sum of the investment commitments does not equal or exceed the target offering amount at the deadline to reach the target offering amount, no Securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees

0

	Most recent fiscal year-end (2019)	Prior fiscal year-end (2018) (1)
Total Assets	$5,109	$0
Cash & Cash Equivalents	$5,109	$0
Accounts Receivable	0	$0
Short-term Debt	20,000	$0
Long-term Debt	0	$0
Revenues/Sales	0	$0
Cost of Goods Sold	0	$0
Taxes Paid	0	$0
Net Income	$(14,991)	$0

(1) The company was formed in August 2019.

The jurisdictions in which the issuer intends to offer the Securities:

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District Of Columbia, Florida, Georgia, Guam, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virgin Islands, U.S., Virginia, Washington, West Virginia, Wisconsin, Wyoming, American Samoa, and Northern Mariana Islands

THIS OFFERING IS ONLY EXEMPT FROM REGISTRATION UNDER THE LAWS OF THE UNITED STATES AND ITS TERRITORIES. NO OFFER IS BEING MADE IN ANY JURISDICTION NOT LISTED ABOVE. PROSPECTIVE INVESTORS ARE SOLELY RESPONSIBLE FOR DETERMINING THE PERMISSIBILITY OF THEIR PARTICIPATING IN THIS OFFERING, INCLUDING OBSERVING ANY OTHER REQUIRED LEGAL FORMALITIES AND SEEKING CONSENT FROM THEIR LOCAL REGULATOR, IF NECESSARY. THE INTERMEDIARY FACILITATING THIS OFFERING IS LICENSED AND REGISTERED SOLELY IN THE UNITED STATES AND HAS NOT SECURED, AND HAS NOT SOUGHT TO SECURE, A LICENSE OR WAIVER OF THE NEED FOR SUCH LICENSE IN ANY OTHER JURISDCITION. THE COMPANY, THE ESCROW AGENT AND THE INTERMEDIARY, EACH RESERVE THE RIGHT TO REJECT ANY INVESTMENT COMMITMENT MADE BY ANY PROSPECTIVE INVESTOR, WHETHER FOREIGN OR DOMESTIC.

SIGNATURE

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C and has duly caused this Form to be signed on its behalf by the duly authorized undersigned.

/s/ Brad Wilson
(Signature)

Brad Wilson
(Name)

CEO and Manager
(Title)

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), this Form C has been signed by the following persons in the capacities and on the dates indicated.

/s/Brad Wilson
(Signature)

Brad Wilson
(Name)

Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and sole manager.
(Title)

8-21-20
(Date)

Instructions.

1.The form shall be signed by the issuer, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer and at least a majority of the board of directors or persons performing similar functions.

2.The name of each person signing the form shall be typed or printed beneath the signature.

Intentional misstatements or omissions of facts constitute federal criminal violations. See 18 U.S.C. 1001.

Offering Memorandum:

Part II of Offering Document (Exhibit A to Form C)

Furry Fortune The Movie, LLC

4750 Kester Ave

Sherman Oaks, CA 91403 www.FurryFortuneMovie.com

Up to $916,365.00 in Class B Membership Units

(Also referred to as “Shares” or “Class B Common Shares”) at $5.00 per share

Minimum Target Amount: $25,000.00

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must  rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

Company:

Company: Furry Fortune The Movie, LLC

Address: 4750 Kester Ave Apt 7, Sherman Oaks, CA 91403

State of Incorporation: Delaware

Date Incorporated: August 20, 2019

Terms: Equity

Offering Minimum: $25,000.00 | 5,000 shares of Class B Membership Units

Offering Maximum: $916,365.00 | 183,273 shares of Class B Membership Units

Type of Security Offered: Class B Membership Units

Purchase Price of Security Offered: $5.00

Minimum Investment Amount (per investor): $100.00

Perks*

$100 - CHIHUAHUA LEVEL

A personalized thank you on our website and on one of our social media channels.

Your name (and your dog's name if you have one!) in the end credits listed alphabetically under the category “Chihuahua Funders”

Password access to the investors-only section of the film’s website, with exclusive behind-the-scenes access to set photos, updates and video content throughout the process of shooting and finishing the film

$250 – DACHSHUND LEVEL

Everything in the $100 level name except your name and your dog's name listed in the end credits alphabetically under the category “Dachshund Funders.”

Two Movie Tickets to see the film through our movie ticketing online partner or through a gift card.

A hard copy of the final shooting script when the film is released.

$500 - POMERANIAN LEVEL

Everything in the $100 and $250 levels except name and your dog's name listed in the end credits alphabetically under the category “Pomeranian Funders.”

You’ll receive a mini version of the official movie poster, autographed by the writers and director, and personalized for you.

A hard copy of the final shooting script when the film is released, autographed by the writers and director, and personalized for you.

$1000 – BEAGLE LEVEL

Everything in the $100, $250 and $500 levels except name and your dog's name listed in the end credits alphabetically under the category “Beagle Funders”

Two tickets to the film’s cast and crew screening in Los Angeles, if one is held. Travel and accommodations not included.

Instead of mini version of the official movie poster, you’ll receive the official marquee size poster autographed by the writers and director and the primary cast, and personalized for you.

One photograph of you and/or your dog will be included in a scene of the movie or the opening or closing credits. You will receive a photograph of one of the frames of the film showing you or your dog as part of the final film.

$2500 – CORGI LEVEL

Everything in the $100, $250, $500, and $1000 levels except your name and your dog's name listed in the end credits alphabetically under the category “Corgi Funders”

Two tickets to the film’s premier in Los Angeles or New York (if one is held), where you get to walk the red carpet, watch the movie with the cast and special guests, and stick around for an exclusive Q & A with the cast. Travel and accommodations not included.

Two tickets to the exclusive after-party at either premier (if they are held) and at the cast and crew screening, if one is held. also attended by the cast and creators. Travel and accommodations not included.

$5000 - JACK RUSSELL LEVEL

Everything in the $100, $250, $500, $1000 and $2,500 levels except your name and your dog's name listed in the end credits alphabetically under the category “Jack Russell Funders”

The director (or possibly a cast member) will record up to a 15 second outgoing MP3 voicemail message for you. You can decide what the message will say within the bounds of good taste and subject to our approval.

You can visit the movie set for half a day during principal photography. Travel and accommodations not included.

$10,000 – AUSTRALIAN SHEPHERD LEVEL

Everything in the $100, $250, $500, $1000, $2,500 and $5,000 levels except your name and your dog's name listed in the end credits alphabetically under the category “Australian Shepard Funders”

You get to name a person, place, street, dog, item or something else we select in the film, and we’ll make sure you hear or see the name on screen at least once in the final cut or in the DVD and streaming extras. We will also send you a signed, framed copy of the page in the script where the name appears along with a photograph of one of the frames of the film where it appears. All names subject to legal clearance. See FAQ on our website for full details.

$15,000 – GOLDEN RETRIEVER LEVEL

Everything in the $100, $250, $500, $1000, $2,500, $5,000 and $10,000 levels except your name and your dog's name listed in the end credits as an Associate Producer.

You will appear on screen in the movie as an extra, either in the final film, or in the extra bonus features section of the DVD extras released with the DVD and streaming versions of the film. Travel and accommodations not included.

You will have lunch with crew and/or cast members on the set the day of your filming. Travel and accommodations not included. See FAQ for full details.

$25,000 – GERMAN SHEPHERD LEVEL

Everything in the $100, $250, $500, $1000, $2,500, $5,000, $10,000 and $15,000 levels with your name and your dog's name listed in the end credits as an Associate Producer.

You, or someone in your family designated by you, will get a non-speaking feature cameo appearance (close up or full shot) in the movie – and your dog may be with you. You'll be listed in the cast credits as a cast member. You will have lunch with us on set and get to keep a slate from your scene. Travel and accommodations not included. See FAQ on our website for full details.

You and a guest will sit in the director’s row at the cast and crew screening at the New York or Los Angeles premiere (if one occurs) and at his or her table at the after party at one any of the above events, if an after-party occurs. Travel and accommodations not included.

$50,000 – GREAT DANE LEVEL

Everything in the $100, $250, $500, $1000, $2,500, $5,000, $10,000, $15,000 and $25,000 levels with your name and your dog's name listed in a shared credit in the end credits as an Executive Producer, placed immediately after the film ends and before other credits start.

You will be invited to spend a full shooting day on the set or on location, have lunch with us on set and get to sit in a personalized director’s chair (that you get to keep) on the set. Travel and accommodations not included. See FAQ on our website for full details.

You or someone in your family designated by you, will get a speaking role in the movie. You’ll be listed in the cast credits. Travel and accommodations not included. See FAQ on our website for full details.

*All perks will occur after the offering is completed.

The Company and its Business

Company Overview

Furry Fortune The Movie LLC was formed for the sole purpose of creating the motion picture "Furry Fortune." The movie will be a family-friendly film about a dog who sheds money. The film will be based on the 2007 book "The Furry Fortune" by author Donna Goode Morgan. The company is run by veteran Hollywood producer Brad Wilson who is building a great team to make the film. Furry Fortune The Movie LLC pledges that there will be no "Hollywood accounting" and that all revenues and expenses of the company will be transparent to its shareholders.

Competitors and Industry

Our competitors are all other film production companies who produce motion pictures. Our competitors include major film studios and smaller independent film studios. In addition, our competitors include more television and streaming services that provide films and shows for entertainment purposes.

Current Stage and Roadmap

The company is at a very early stage, but has an experienced team prepared to start production of the film as soon as funding is in place, assuming production can start at that time based on the status of government requirements based on the coronavirus pandemic. The company raised $153,635 on StartEngine with a previous Regulation CF offering in 2020.

The plan is to first run this Regulation CF offering through our intermediary, OpenDeal Portal LLC dba Republic (“Republic”), and to raise at least $25,000 but production will start once $500,000 total has been raised, including the funds raised in the prior Regulation CF offering. Should this offering, combined with the previous Regulation CF offering, not raise at least $500,000, then private money will be engaged to finish the budgeting needs. If this offering, combined with the previous Regulation

CF offering, raises more than $500,000, additional production budget items like special effects will be included and possibly a foreign language version of the film will be shot.

At present, the company has (a) optioned the book "The Furry Fortune" (b) engaged a writer who has written a script (c) contracted with the executive producer and two producers (d) contracted with the director and (e) contracted with the composer.

Litigation

There are no existing legal suits pending, or to the company’s knowledge, threatened, against the company.

The Team

Managers

Name: Brad Wilson

Brad Wilson's current primary role is with Higher Purpose Entertainment. Brad Wilson currently services 20 hours per week in his role with the Issuer.

Positions and offices currently held with the issuer:

Position: CEO, President, Treasurer, Secretary, Manager

Dates of Service: August 20, 2019 - Present

Responsibilities: Responsible for all acts of management of the company and all acts required to be performed by the Board of Managers per the Operating Agreement. Brad currently spends approx. 20 hours a week working for the company. Brad does not take a salary at this time. His compensation is based on (a) a Producer's Agreement whereby he will, as a Producer of the film, be paid 6% of the film’s final production budget. He will also be entitled to other compensation as a shareholder of the company, just as all shareholders are  entitled to any distributions that may occur .

Other business experience in the past three years:

Employer: Higher Purpose Entertainment Title: Co-CEO/Producer

Dates of Service: January 01, 2012 - Present

Responsibilities: As Co-CEO, Brad is equally responsible with the other Co-CEO to manage and operate the company. As a producer, Brad is responsible for producing motion pictures and other entertainment vehicles.

Risk Factors

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking).

Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

These are the risks that relate to the Company:

Uncertain Risk

An investment in the Company (also referred to as “we”, “us”, “our”, or “Company”) involves a high degree of risk and should only be considered by those who can afford the loss of their entire investment. Furthermore, the purchase of any of the Class B Membership Units should only be undertaken by persons whose financial resources   are sufficient to enable them to indefinitely retain an illiquid investment. Each investor in the Company should consider all of the information provided to such potential investor regarding the Company as well as the following risk factors, in addition to the other information listed in the Company’s Form C. The following risk factors are not intended, and shall not be deemed to be, a complete description of the commercial and other risks inherent in the investment in the Company.

Our business projections are only projections

There can be no assurance that the Company will meet our projections. There can be no assurance that the Company will be able to find sufficient demand for our product, that people think it’s a better option than a competing product, or that we will able to provide the service at a level that allows the Company to make a profit and still attract business.

Any valuation at this stage is difficult to assess

The valuation for the offering was established by the Company. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially startups, is difficult to assess and you may risk overpaying for your investment.

The transferability of the Securities you are buying is limited

Any Class B Membership Units purchased through this crowdfunding campaign are subject to SEC limitations of transfer. This means that the Membership Units that you purchase cannot be resold for a period of one year. The exception to this rule is if you are transferring the Membership Units back to the Company, to an “accredited investor,” as part of an offering registered with the Commission, to a member of your family, trust created for the benefit of your family, or in connection with your death or divorce.

Your investment could be illiquid for a long time

You should be prepared to hold this investment for several years or longer. For the 12 months following your investment there will be restrictions on how you can resell the securities you receive. More importantly, there is no established market for these securities and there may never be one. As a result, if you decide to sell these securities in the future, you may not be able to find a buyer.

If the Company cannot raise sufficient funds it will not succeed

The Company is offering Class B Membership Units in the amount of up to $916,365 in this offering, and may close on any investments that are made. Even if the maximum amount is raised, the Company is likely to need additional funds in the future in order to grow, and if it cannot raise those funds for whatever reason,  including reasons relating to the Company itself or the broader economy, it may not survive. If the Company manages to raise only the minimum amount of funds, sought, it will have to find other sources of funding for some of the plans outlined in “Use of Proceeds.”

We may not have enough capital as needed and may be required to raise more capital.

We anticipate needing access to credit in order to support our working capital requirements as we grow. Although interest rates are low, it is still a difficult environment for obtaining credit on favorable terms. If we cannot obtain credit when we need it, we could be forced to raise additional equity capital, modify our growth plans, or take some other action. Issuing more equity may require bringing on  additional investors. Securing these additional investors could require pricing our  equity below its current price. If so, your investment could lose value as a result of this additional dilution. In addition, even if the equity is not priced lower, your ownership percentage would be decreased with the addition of more investors. If we are unable to find additional investors willing to provide capital, then it is possible that we will choose to cease our sales activity. In that case, the only asset remaining to generate a return on your investment could be our intellectual property. Even if we are not forced to cease our sales activity, the unavailability of credit could result in the Company performing below expectations, which could adversely impact the value of your investment.

Terms of subsequent financings may adversely impact your investment

We will likely need to engage in common equity, debt, or preferred stock financings in the future, which may reduce the value of your investment in the Membership Units. Interest on debt securities could increase costs and negatively impact operating  results. Preferred units could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders   of Membership Units. In addition, if we need to raise more equity capital from the sale of Membership Units, institutional or other investors may negotiate terms that are likely to be more favorable than the terms of your investment, and possibly a lower purchase price per membership unit.

Management Discretion as to Use of Proceeds

Our success will be substantially dependent upon the discretion and judgment of our management team with respect to the application and allocation of the proceeds of this Offering. The use of proceeds described below is an estimate based on our current business plan. We, however, may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so.

Projections: Forward Looking Information

Any projections or forward looking statements regarding our anticipated financial or operational performance are hypothetical and are based on management's best estimate of the probable results of our operations and will not have been reviewed by our independent accountants. These projections will be based on assumptions which management believes are reasonable. Some assumptions invariably will not materialize due to unanticipated events and circumstances beyond management's control. Therefore, actual results of operations will vary from such projections, and such variances may be material. Any projected results cannot be guaranteed.

Minority Holder; Securities with No Voting Rights

The Class B Membership Units that an investor is buying have no voting rights attached to them. This means that you will have no rights in dictating on how the Company will be run. You are trusting in management discretion in making good business decisions that will grow your investments. Furthermore, in the event of a liquidation of our company, you will only be paid out if there is any cash remaining after all of the creditors of our company have been paid out.

You are trusting that management will make the best decision for the company

You are trusting in management discretion. You are buying securities as a minority holder, and therefore must trust the management of the Company to make good business decisions that grow your investment.

Insufficient Funds

The company might not sell enough securities in this offering to meet its operating needs and fulfill its plans, in which case it will cease operating and you will get nothing. Even if we sell all the Class B Membership Units we are offering now, the Company will possibly need to raise more funds in the future, and if it can’t get them, we will fail. Even if we do make a successful offering in the future, the terms of that offering might result in your investment in the company being worth less, because later investors might get better terms.

We have the right to extend the Offering deadline and to end the Offering early.

The Company may extend the Offering Deadline beyond what is currently stated herein. This means that your investment may continue to be held in escrow while the Company attempts to raise the Offering Minimum even after the Offering Deadline stated herein is reached. While you have the right to cancel your investment in the event the Company extends the Offering Deadline, if you choose to reconfirm your investment, your investment will not be accruing interest during this time and will simply be held until such time as the new Offering Deadline is reached without the Company receiving the Offering Minimum, at which time it will be returned to you without interest or deduction, or the Company receives the Offering Minimum, at which time it will be released to the Company to be used as set forth herein. Upon or shortly after release of such funds to the Company, the Securities will be issued and distributed to you. The Company may also end the offering early; if the offering reaches its Minimum Offering after 21-calendar days but before the Offering Deadline, the Company can end the offering with 5 business days’ notice. This means your failure to participate in the offering in a timely manner, may prevent you from being able to participate – it also means the Company may limit the amount of capital it can raise during the offering by ending it early.

We face significant market competition

We will compete with larger, established companies who currently have movies or other forms of entertainment on the market and/or various respective product development programs. They may have much better financial means and marketing/sales and human resources than us. They may succeed in developing and marketing competing equivalent products earlier than us, or superior products than those developed by us. There can be no assurance that film we intend to make will be preferred to any existing or new films. It should further be assumed that competition will intensify.

We are competing against other recreational activities

Although we are a unique company that caters to a select market, we do compete against other recreational activities. Our business growth depends on the market interest in the Company over other activities.

We are an early stage company and have not yet generated any profits

Furry Fortune The Movie LLC was formed in August 2019. Accordingly, the Company has a limited history upon which an evaluation of its performance and future prospects can be made. Our current and proposed operations are subject to all    business risks associated with new enterprises. These include likely fluctuations in operating results as the Company reacts to developments in its market, managing its growth and the entry of competitors into the market. We will only be able to pay dividends on any units once our directors determine that we are financially able to do so. The Company has incurred a net loss and has had limited revenues generated since inception. There is no assurance that we will be profitable in the next 3 years or generate sufficient revenues to pay distributions to the holders of the units.

Our trademarks, copyrights and other intellectual property could be unenforceable or ineffective

Intellectual property is a complex field of law in which few things are certain. It is possible that competitors will be able to work around our intellectual property. If competitors are able to bypass our trademark and copyright protection without obtaining a sublicense, it is likely that the Company’s value will be materially and adversely impacted. This could also impair the Company’s ability to compete in the marketplace. Moreover, if our trademarks and copyrights are deemed unenforceable, the Company will almost certainly lose any potential revenue it might be able to raise by entering into sublicenses. This would cut off a significant potential revenue stream for the Company.

The cost of enforcing our trademarks and copyrights could prevent us from enforcing them

Trademark and copyright litigation has become extremely expensive.  Even  if  we believe that a competitor is infringing on one or more of our trademarks or copyrights, we might choose not to file suit because we lack the cash to successfully prosecute a multi-year litigation with an uncertain outcome; or because we believe that the cost of enforcing our trademark(s) or copyright(s) outweighs the value of winning the suit in light of the risks and consequences of losing it; or for some other reason. Choosing not to enforce our trademark(s) or copyright(s) could have adverse consequences for the Company, including undermining the credibility of our intellectual property, reducing our ability to enter into sublicenses, and weakening our attempts to prevent  competitors from entering the market. As a result, if we are unable to enforce our trademark(s) or copyright(s) because of the cost of enforcement, your investment in the Company could be significantly and adversely affected.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business

To be successful, the Company requires capable people to run its day to day  operations. As the Company grows, it will need to attract and hire additional employees  in  sales, marketing, design, development, operations, finance, legal, human resources and other areas. Depending on the economic environment and the Company’s performance, we may not be able to locate or attract qualified individuals for such positions when we need them. We may also make hiring mistakes, which can be costly in terms of resources spent in recruiting, hiring and investing in the incorrect individual and in the time delay in locating the right employee fit. If we are unable to attract, hire and retain the right talent or make too many hiring mistakes, it is likely our business will suffer from not having the right employees in the right positions at the right time. This would likely adversely impact the value of your investment.

We rely on third parties to provide services essential to the success of our business

We rely on third parties to provide a variety of essential business functions for us, including accounting, legal work, public relations, advertising, and distribution. It is possible that some of these third parties will fail to perform their services or will perform them in an unacceptable manner. It is possible that we will experience delays, defects, errors, or other problems with their work that will materially impact our operations and we may have little or no recourse to recover damages for these losses. A disruption in these key or other suppliers’ operations could materially and adversely affect our business. As a result, your investment could be adversely impacted by our reliance on third parties and their performance.

The Company Has Limited Operating History.

The Company, Furry Fortune The Movie, LLC, has a very limited operating history and there can be no assurance that the Company's proposed plan of business can be developed in the manner contemplated and, if it cannot be, Members may lose all or a substantial part of their investment. There is no guarantee that the Company will ever realize any significant operating revenues or that its  operations  ever  will be profitable. The Company has been in operation since inception but has not generated any revenues and will not generate revenues unless the motion picture is made, and the motion picture produces revenues after being made. The Company cannot assure it will be successful in addressing the risks it has already, and may in the future encounter, and its failure to do so could have a material adverse effect on business, prospects, financial condition and results of operations.

The Company Is a Newly Formed Entity With Limited Tangible Assets and Its Continued Operation Requires Funding

The Company is a newly formed entity with limited tangible assets and its continued operation requires funding, even beyond the maximum offering amount sought in this Offering. The Company currently has only minimal assets and a significant portion of its funding will come from this offering, which will allow the motion picture to be   made but will not be enough to bring the Company to profitable operations. A capital infusion, even beyond the maximum offering amount sought by this Offering, may be necessary in order to make the Company’s business plan viable.

Furry Fortune The Movie, LLC Is Dependent On Its Management and Founders to Execute the Business Plan

Furry Fortune The Movie, LLC is dependent on its management and founders to execute the business plan. The Company's operations and viability will be dependent on Brad Wilson and others. The success of the Company will depend on its ability to compete for and retain additional qualified key personnel to create the motion picture and to obtain distribution for the film. The Company's business would be adversely affected if it were unable to recruit qualified personnel when necessary or if it were to lose the services of certain key personnel and it were unable to locate suitable replacements. The loss, through untimely death or otherwise, of any such persons  could have a materially adverse effect on the Company and its business.

The Company’s Bank Account Will Not Be Fully Insured

The Company’s regular bank account and the escrow account where investor’s funds will be held prior to closing each have federal insurance for only up to $250,000. It is anticipated that the account balances in each account could exceed $250,000 at times. In the event that either bank should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company’s Business Model And The Subject Matter Of the Film May Attract The Attention Of Competitors Which Could Adversely Affect Your Investment

As the Company’s business model gains acceptance and attracts the attention of competitors, and as the subject matter of the film becomes known and publicized, the Company may experience competition, which could adversely affect revenues and  gross margin, and thus, your investment. If the Company is unable complete the film, or fails to offer additional products or services with sufficient profit margins, its revenue growth will slow and business and financial results will suffer.

The Company Will Be In Direct Competition Companies That May Provide Similar Services And May Have More Financial Resources And More Experience.

The Company will be in direct competition with both new companies and existing companies that may provide similar services. Some or all of these companies may    have far more financial resources and more experience in the business than the Company and there can be no assurance that the Company will be able to successfully compete. The Company intends to enter a highly competitive industry and within this highly competitive industry are many companies and entities with established track records and substantial capital backing.

The Company Faces Development And Business Risks.

The Company will be subject to the risks generally incident to the ownership and operation of a business engaged in the operation of producing motion pictures, including without limitation, fluctuations in the cost of improving and changing technology, the costs of actors and personnel necessary to complete the film, the costs of producing, creating, and distributing the film, other materials and services and the availability of financing for the Company’s activities, inability to timely deliver a completed film or completed products or services to customers, risk of rejection of the film, products or services from customers or distributors, risk of insolvency of Company customers, possible theft of trade secrets and/or unauthorized use of the film, products or services, risk of loss of the Company’s assets due to defaults on  secured liens from lenders, possible trademark or patent infringement claims, both as to liability and the cost of defense of the same, and loss of or inability to attract key personnel, general and local economic conditions, the supply and demand for motion pictures, products and services similar to those of the Company, and laws, regulations and taxes, all of which are matters beyond the Company’s  control,  may  have  a material adverse effect upon the value of the Company and upon the ability of the Company to operate profitably. There is no assurance that the Company’s efforts to profitably operate and develop its business will be successful. Companies, particularly new ones, frequently fail. Motion pictures are frequently announced but never made or distributed if made. If some or all of those things should occur, investors in the Company stand to lose their entire investment.

Binding Agreements With Key Relationships Being Negotiated But Are Not Finalized.

The Company has not completed contracts or other binding legal arrangements with important key relationships at the time of this offering, including but not limited to actors to play the roles in the motion picture, or a studio or distributor to assist in various aspects of the production and distribution of the motion picture. Failure to sign such binding and definitive agreements with any or all of these important relationships could materially affect the viability of the Company and of the film. Investors will be given an opportunity to make inquiries of management as to the current status of all material contracts and to inspect contracts prior to investing in the Company.

Early Investors Bear Greater Risk In This Offering As The Company May Not Be Able To Obtain Additional Financing.

Even if the Company is successful in selling the maximum offering amount of Class B Membership Units in the offering, the Company may be required to raise additional funds to continue its business. The Company may not be able to obtain additional financing as needed on acceptable terms, or at all, which would force the Company to delay its plans for making the motion picture as well as implementation of our  strategy which could materially harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through equity or debt financings. Those additional financings could result in dilution to the Company’s current members and to you. A failure to raise the maximum offering amount increases the chance that the Company’s business plan   will not be successfully executed, the film will not be made, or the film will not be distributed, and that early investors and you might lose their entire investment.

An Investment in the Company's Class B Membership Units Could Result In A Loss of Your Entire Investment

An investment in the Company's Class B Membership Units involves a high degree of risk and you should not purchase the units if you cannot afford the loss of your entire investment. Due to the restrictions on transferability of, and the lack of any market for, the units, you will probably not be able to liquidate your investment for any reason. There is also no assurance the Company can pay interest or repay debt when due.

There Is No Assurance The Company Will Be Able To Pay Distributions To Members

While the Company intends to pay distributions in the future to its Members if the Company is profitable, there can be no assurance that cash flow and profits will allow such distributions to be made.

The Class B Membership Units In This Offering Is Not Registered and Have Restrictions on Transfer.

The Class B Membership Units of this offering have not  been  registered  under  the 1933 Act in reliance upon an exemption under such Act. Further, the Class B Membership Units are being sold pursuant to exemptions from registration in the various states in which they are being offered. There is no assurance that this offering presently qualifies or will continue to qualify under such exemptions due to, among other things, the adequacy of disclosure and the manner of distribution of this    offering, the conduct and timing of similar offerings by the Company or its affiliates in the past and in the future, or the change of any securities laws or regulations. Further, the exemptions may not be available if the Company attempts to distribute the Class B Membership Units in a manner prohibited by either federal or other applicable state securities laws. For instance, if any payments made by the Company to third parties who are not registered broker/dealers are categorized as sales commissions, the Company may lose its eligibility for certain registration exemptions. If, and to the extent, suits for rescission are brought and successfully concluded for failure to    register the Class B Membership Units under various state or federal securities laws, or for acts or omissions constituting certain prohibited practices under state and federal securities laws, both the capital and assets of the Company could be adversely affected, thus jeopardizing the ability of the Company to operate successfully. Further, the time of the Company's management and the capital of the Company could be expended in defending an action by investors or by state or federal authorities even where the Company ultimately is exonerated.

There is No Market for the Company's Class B Membership Units

The Company has not registered, is not under any obligation to register, and does not presently intend to register the Class B Membership Units with any regulatory authorities at any time in the future. Non-registration of the Class B Membership    Units makes the investment extremely illiquid and impairs the ability of Members to dispose of their holdings. Although it may be possible, after a period of time, under certain limited circumstances and subject to the terms of legends affixed to the unit certificates, to dispose of the Class B Membership Units, no market currently exists for the Class B Membership Units or any of the Company’s Units, and you should not  expect such market will exist at any time in the future. You probably will not be able    to liquidate this investment in the event of an emergency or for any other reason. The Class B Membership Units is illiquid and should be  considered  a  long-term investment. There are substantial restrictions on the transferability of the Class B Membership Units and in all likelihood,  you will not be able to liquidate the investment.

Investing In A Motion Picture Is Inherently Risky and Speculative

Investment in this Company, or in the motion picture industry  in  general, is inherently risky and speculative. In addition to the risks set out herein, significant risks of investing in the motion picture industry include adverse economic conditions, intense competition, cost overruns in producing and marketing the motion picture, unavailability of qualified talent for the motion picture, loss of talent previously committed or interested in the motion picture, absence of qualified distributors or licensees, lack of customer acceptance of the motion picture, termination of contracts, limited experience of management, government regulation, inadequate capital and inability to obtain funding from alternative sources such as foreign film incentive programs, unexpected operating deficits, lower sales and revenues than forecast, the risk of litigation and administrative proceedings involving the Company, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss or retirement of key executives, changes in interest rates, and inflationary factors.

The Commercial Success Of Any Motion Picture Is Dependent On Factors Beyond The Control Of The Company

The entertainment industry is extremely competitive and the commercial success of any motion picture is often dependent on factors beyond the control of the Company, including but not limited to audience preference and exhibitor acceptance. The Company may not be able to engage or retain qualified talent for the motion picture, including actors and other production personnel. Competent distributors or joint venture partners may not be available to assist the Company in its financing and marketing efforts for the motion picture, if required. The Company may not be able to sell or license the motion picture because of industry conditions, general economic conditions, competition from other producers, or lack of acceptance by studios, distributors, exhibitors and audiences

Investment in A Single Motion Picture is Speculative

This motion picture is being produced primarily for theatrical exhibition, DVD or streaming release and/or television. The motion picture may not receive the notoriety that could accompany a full theatrical release if they are not broadly released in theaters. Consequently, the gross revenue potential could be substantially lower than if the motion picture achieves a release in the full theatrical market, of which there is no assurance. There is no assurance that any exhibitor will license the motion picture or that it will earn revenue.

Investment in Motion Picture Development and Production is Speculative

The development and production of motion pictures involves a substantial degree of risk, and that risk is compounded by investing in the Company, who plans to only produce one motion picture. Production costs are often miscalculated and may be higher than anticipated due to reasons or factors beyond the control of the Company (such as delays caused by labor disputes, illness, accidents, strikes, faulty equipment, death or disability of key personnel, destruction or damage to the film itself, or bad weather). Accordingly, the Company may require funds in excess of the motion picture’ anticipated budgets in order to complete production. Although the Company will seek to obtain customary production insurance for the motion picture to protect the Company against some of these risks, the Company may or may not purchase a completion bond, depending on its cost. Accordingly, investors will bear the entire risk that the motion picture do not have sufficient funding to complete production

There Are Significant Risks Related to Motion Picture Distribution

There is no assurance that the Company will be successful in securing one or more distributors to distribute the motion picture if it is completed. Furthermore, if a distributor distributes the motion picture, there is no assurance that the motion   picture will be an economic success even if it is successful critically or artistically.  While it is the intent of the Company that any sale of distribution rights will be for fair value and in accordance with the standards and practices of the motion picture  industry, no assurance can be given that the terms of such agreement will be advantageous to the Company. In fact, unless the motion picture is an artistic success and/or cast with recognizable creative elements, the Company may be at a   disadvantage in its negotiations. Distribution agreements generally give a distributor significant flexibility in determining how a film will be exhibited. There can be no assurance that a distributor will not limit the motion picture’s run, limit the territories in which the motion picture is exhibited or otherwise fail to promote the motion   picture actively. Any such action by a distributor could have a material adverse effect on the economic success of the motion picture and the revenue received by the Company. There can be no assurance of ancillary or foreign sales of the motion    picture. In the event that the film is distributed in foreign countries, some or all of the revenues derived from such distribution may be subject to currency controls and other restrictions which would restrict the available funds. Even if all territories, both domestic and foreign, are sold, there can still be no assurance that the motion picture will succeed on an economic level. If the total production costs exceed the total worldwide minimum guarantees or minimum advances, if any, there may be problems which could adversely affect the Company’s ultimate profitability, including: public taste, which is unpredictable and susceptible to change; competition for theaters; competition with other films and other leisure  activities;  advertising  costs; uncertainty with respect to release dates; and the failure of other parties to fulfill their contractual obligations and other contingencies. In any event, cash flow and net profits from the motion picture, if any, will not be realized until many months after the Company’s expenditure for the motion picture. The Company may retain a sales agent to sell the domestic or foreign rights to the motion picture. No assurance can be given that the Company will actually be able to obtain  a  sales  agent, that a  sales agent, if obtained, would be able to sell any rights to the motion picture or that if such rights are sold, the sale will be on terms advantageous to the Company.

The Company Has No Domestic Distribution Agreement In Place

Investors should note that no domestic distribution agreement is in place at present. At this time, the United States domestic distribution business is substantially dominated by large studio distributors and their affiliates. The studios are increasingly focused on large budget “event” pictures or smaller art house projects.  Motion pictures no major acting elements attached to them, are increasingly being released directly to cable and/or DVD, and receive little or no theatrical support. A limited theatrical release, or no theatrical release at all, may have an adverse effect on the return for the motion picture in all other markets. Since the domestic marketplace often impacts foreign territories, the absence of domestic buyers may impact the  motion picture’ potential sales. At the budget range estimated for the motion picture, the Company will be dependent on the reactions of film critics and its expected fan base. In recent years, the ability to obtain domestic theatrical distribution for films ranges has been dependent on success at specialized art film festivals such as the Sundance Film Festival. The number of films applying for festivals has increased dramatically in recent years. Of those applying, few are  actually  accepted  and screened. Moreover, even if the motion picture is screened, there can be no assurance that the motion picture will obtain distributors. If the motion picture is not admitted and screened at festivals, this could have a serious impact on the ability to obtain distributors and distribution for the motion picture.

The Company May Obtain A Portion Of Production Financing For The Motion Picture By Some Combination Of Joint Venture Or Pre-Sale Of Rights In Foreign Territories

The Company may obtain a portion of production financing for the motion picture by some combination of joint ventures or pre-sale of rights for the exploitation of the motion picture in one or more territories. The Company has the right to sell at any time, including prior to the production of the motion picture, the distribution rights to the motion picture in any territory which it, in its sole discretion, deems appropriate. To the extent that pre-sale agreements (whether with respect to the foreign or   domestic market) are necessary to obtain a portion of the production financing, the proceeds of any such pre-sale agreement will not be available for distribution by the Company. Instead, only the additional amounts which such a distributor would remit to the Company after such distributor recouped the minimum guarantee payable with respect to such pre-sale agreement, plus a distribution fee and the reimbursement of expenses, would be available as cash flow to the Company. The pre-sale of the right to exploit the motion picture in certain territories will ultimately dilute the market potential for the motion picture.

There Are Risks of Cost Overruns

The Company may incur substantial cost overruns in the production and distribution of the motion picture. Unanticipated costs may force the Company to dilute its ownership in the motion picture substantially by requiring it to obtain additional capital or financing from other sources, or may cause the Company to lose its entire investment in the motion picture if it is unable to obtain the additional funds necessary to complete the production and marketing of the films. There is no assurance that the Company will be able to obtain sufficient capital to implement its business plan successfully. If a greater investment is required in the motion picture because of cost overruns, the probability of earning a profit or a return of your investment in the motion picture is diminished.

The Class B Membership Units will be offered on a “best efforts” basis and the Company may not raise the maximum amount being offered.

The Company is offering the Class B Membership Units on a “best efforts” basis. In a “best efforts” offering there is no assurance that the Company will sell enough Class B Membership Units to meet its ongoing working capital needs or to create and produce the motion picture. If you purchase our

Class B Membership Units in this Offering you will do so without any assurance that the Company will raise enough money to satisfy the full use of proceeds the Company has outlined in this Form C or to meet the Company’s ongoing working capital needs.

The Offering Price Has Been Arbitrarily Determined

The offering price of the Class B Membership Units has been arbitrarily established by the Company based upon its present and anticipated financing needs and bears no relationship to the Company's present financial condition, assets, book value,  projected earnings, or any other generally accepted valuation criteria. The price of the Class B Membership Units is arbitrary and may not be indicative of the value of the Units or the Company now or in the future.

The Management Of The Company Has Broad Discretion In Application of Proceeds

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

The Business May Be Affected by Economic Conditions.

As with all new or emerging ventures and with motion pictures in general, the Company’s business and the film may be highly sensitive to general economic conditions. Consequently, there can be no assurance that the Company will achieve the profitability necessary to pay investors a return on their investment.

Management, Officers, Directors and Members/Owners Have Conflicts of Interest and Affiliated Companies That Will Do Business With Company.

Management and/or executives may own, control or manage other companies or businesses that may do business with the Company. Contracts with such affiliated companies have inherent conflicts of interest and such agreements will not have not been the result of arms' length negotiations or third-party bidding. Certain members of management have interests in other companies that will or may do business with Company, which may create a conflict of interest, and management of Company may agree to waive those conflicts of interest to do business with the other companies.

Our Company And The Making And Distribution Of The Film May Be Negatively Impacted By The Coronavirus Outbreak, Its Aftermath Or Another Pandemic

In late 2019, a novel coronavirus (COVID-19) surfaced, reportedly, in Wuhan, China. The World Health Organization declared a global emergency on January 30, 2020, with respect to the outbreak and many states and countries, including the United States, have initiated significant restrictions on business operations. We face uncertainty as the ongoing pandemic causes significant disruption to U.S and global markets and business. At the time this offering is starting, the overall and long term impacts of the outbreak are unknown and rapidly evolving. This pandemic, or another pandemic, epidemic or outbreak of an infectious disease in the United States may adversely affect our business. The spread of a disease could lead to unfavorable economic conditions, which would adversely impact our operations. The extent to which the coronavirus impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, including new information  which may  emerge  concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. If the recent outbreak of the coronavirus continues to grow, the effects of such a widespread infectious disease and epidemic may cause an overall decline in the U.S. and world economy as a whole. The actual effects of the spread of coronavirus are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues, may cause an overall decline in the economy as a whole and therefore may materially harm our Company. At the time this offering is starting, movie theatres in the United States and in most countries are closed and box office revenues are practically non-existent. Most motion picture production has stopped because of the outbreak. There is uncertainty as to if, or when, movie theatres will reopen and when motion picture production will restart. There is also uncertainly as to what long-term restrictions to attending movie theatres, attending social gatherings, returning to the workplace and film production will occur. There is also uncertainty as to what will happen to in this regard should another health-related outbreak occur in the future. All of these risks, and many others known or unknown, related to this outbreak, and future outbreaks, pandemics or epidemics, could  materially affect the business of the Company, and your investment.

Ownership and Capital Structure; Rights of the Securities

Ownership

The following table sets forth information regarding beneficial ownership of the company’s holders of 20% or more of any class of voting securities as of the date of this Offering Statement filing.

Member Name	Number of Securities Owned	Type of Security Owned	Percentage
Brad Wilson	95	Class A Membership Units	95.0%

The following table sets forth information regarding beneficial ownership of the company’s holders of 20% or more of any class of non-voting securities as of the date of this Offering Statement filing.

Member Name	Number of Securities Owned	Type of Security Owned	Percentage
Brad Wilson	155,905	Class B Membership Units	66.5%

The Company's Securities

The Company has authorized Class B Membership Units and Class A Membership Units. As part of the Regulation Crowdfunding raise, the Company will be offering up to 183,273 of Class B Membership Units.

Class B Membership Units

The amount of security authorized is 449,900 Membership Units with a total of 207,881 Membership Units outstanding.

Voting Rights

There are no voting rights associated with Class B Membership Units.

Material Rights

Distributions. From time to time, and within one hundred twenty (120) days of the end of each calendar year, the Board of Managers may determine to what extent, if any, the Company's cash on hand exceeds the current and anticipated needs, including, without limitation, needs for operating expenses, debt service, acquisitions, and reserves. To the extent such excess exists, the Company may make Distributions to the Members and Assignees, if applicable, according to their respective Membership Ratios taking into consideration all the Shares.

All Capital Contributions Returned Before Any Distribution. Prior to any distribution of profits taking place as set out in the Operating Agreement, the LLC shall, if authorized by the Board of Managers, return all capital contributions used to purchase membership units. If a return of capital contributions is made by the LLC and less than the full amount of the total capital contributions of all members is made, then each shareholder shall receive a pro rata amount of such returned capital contribution based on the percentage that member has of all capital contributed to the LLC.  If such a partial return of capital contributions is made, no distribution of profits shall be made until all capital contributions are returned to each member.

Class A Membership Units

The amount of security authorized is 100 with a total of 100 outstanding.

Voting Rights

Holders of Class A Membership Units shall be entitled to one vote for each Class A Unit. Class A Membership Units have all voting rights on all matters except those expressly reserved by Delaware law.

Material Rights

There are no material rights associated with Class A Membership Units.

What it means to be a minority holder

As a minority holder of Class B Membership Units of the company, you will have limited rights in regards to the corporate actions of the company, including additional issuances of securities, a sale of the company or its significant assets, or company transactions with related parties. Further, investors in this offering will have nonvoting rights and may have rights less than those of other investors, and will have limited influence on the corporate actions of the company.

Dilution

Investors should understand the potential for dilution. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per unit (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

Also, it should be noted that shares have been set aside for Republic, who is entitled to 3,665 Class B Common Shares if the offering is fully subscribed at $916,365 (2% equity for each dollar raised) and also has authorized and plans to issue up to 20,000 Class B Common Shares to various persons or entities that participate in the production of the film. It is also possible that more than 20,000 Class B Common Shares may be authorized and issued as incentives for others in the future. All such additional shares, once issued, will cause additional dilution to investors in this offering.

Should only the minimum offering be met, shares have been set aside for Republic, who is entitled to 50 Class B Common Shares if the offering is subscribed at $25,000 (2% equity for each dollar raised).

Transferability of securities

For a year, the securities can only be resold:

In an IPO;

To the company;

To an accredited investor; and

To a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Recent Offerings of Securities

We have made the following issuances of securities within the last three years:

Name: Class A Membership Units

Type of security sold: Equity

Final amount sold: $0.00

Number of Securities Sold: 100

Use of proceeds: Founders membership units.

Date: August 20, 2019

Offering exemption relied upon: Section 4(a)(2)

Name: Class B Membership Units

Type of security sold:  Equity

Final amount sold: $20,000.00

Number of Securities Sold: 4,000

Use of proceeds: 4,000 Class B Membership Units were issued to an investor in connection with a $20,000.00 loan to the business. The loan terms require that the amount must be repaid from proceeds along with $2,000.00 interest after the Company has raised $500,000.00.

Date: August 20, 2019

Offering exemption relied upon: Section 4(a)(2)

Name: Class B Membership Units

Type of security sold:  Equity

Final amount sold: $0.00

Number of Securities Sold: 171,900

Use of proceeds: Founders membership units.

Date: August 20, 2019

Offering exemption relied upon: Section 4(a)(2)

Name: Class B Membership Units

Type of security sold:  Equity

Final amount sold: $ 153,635.00*

Number of Securities Sold: 31,981*

Use of proceeds: Class B membership units.

Date: April 23, 2020 to July 22, 2020

Offering exemption relied upon: Regulation CF

*Note: Final amount and number of shares sold may change in the future. At present, StartEngine, the funding portal where the prior Regulation CF offering was held, is still finalizing investors and additional Membership Units may have been sold. This number may be amended in the future.

Name: Class B Membership Units

Type of security sold:  Equity

Final amount sold: $ 0.00

Number of Securities Sold: 615*

Use of proceeds: Class B membership units.

Date: April 23, 2020 to July 22, 2020

Offering exemption relied upon: Regulation CF

*Note: StartEngine, the funding portal where the prior Regulation CF offering was held, is entitled to 2% of the total amount of the price of securities sold during the Regulation CF offering held on their funding portal. The final amount and number of shares sold may change in the future, and the 2% equity granted to StartEngine would also change as a result. At present, StartEngine is still finalizing investors and additional Membership Units may have been sold. This number may be amended in the future.

Financial Condition and Results of Operations

Financial Condition

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Memorandum. This discussion contains forward- looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Memorandum.

Please see the financial statements attached as Exhibit B for subsequent events and applicable disclosures.

Results of Operations

How long can the business operate without revenue:

The ability to operate the Company without revenue generation will depend on the amount of capital raised. That being said, until pre-production of the film begins, the Company has very little overhead and can continue to operate on a very small budget for a considerable length of time.

Foreseeable major expenses based on projections:

All major expenses will be the costs of film production. The proposed budget includes:

	If $500,000 Raised		If $25,000 Raised
Story & Scenario	$ 12,000.00	2.40%	$ 600.00	2.40%
Producers Unit	$ 50,000.00	10.00%	$ 2,500.00	10.00%
Direction	$ 35,000.00	7.00%	$ 1,750.00	7.00%
Cast	$ 100,000.00	20.00%	$ 5,000.00	20.00%
Total Fringes	$ 6,705.00	1.34%	$ 335.25	1.34%
Extras & Crowds	$ 4,000.00	0.80%	$ 200.00	0.80%
Production Staff	$ 20,000.00	4.00%	$ 1,000.00	4.00%
Art Direction	$ 10,000.00	2.00%	$ 500.00	2.00%
Set Operations	$ 20,000.00	4.00%	$ 1,000.00	4.00%
Set Dressing	$ 5,000.00	1.00%	$ 250.00	1.00%
Property	$ 5,000.00	1.00%	$ 250.00	1.00%
Wardrobe	$ 7,000.00	1.40%	$ 350.00	1.40%
Makeup & Hairdressing	$ 8,500.00	1.70%	$ 425.00	1.70%
Lighting	$ 17,400.00	3.48%	$ 870.00	3.48%
Camera	$ 28,600.00	5.72%	$ 1,430.00	5.72%
Production Sound	$ 9,000.00	1.80%	$ 450.00	1.80%
Transportation	$ 8,000.00	1.60%	$ 400.00	1.60%
Location	$ 15,000.00	3.00%	$ 750.00	3.00%
Production Film & Lab	$ 6,600.00	1.32%	$ 330.00	1.32%
Total Fringes	$ 18,108.00	3.62%	$ 905.40	3.62%
Editorial	$ 14,000.00	2.80%	$ 700.00	2.80%
Music	$ 20,000.00	4.00%	$ 1,000.00	4.00%
Post Production Sound	$ 10,500.00	2.10%	$ 525.00	2.10%
Post-Production Film/Lab	$ 26,200.00	5.24%	$ 1,310.00	5.24%
Legal and Accounting	$ 30,000.00	6.00%	$ 1,500.00	6.00%
Insurance	$ 10,500.00	2.10%	$ 525.00	2.10%
General Expense	$ 2,850.00	0.57%	$ 142.50	0.57%

Total	$ 499,963.00	100.00%	$ 24,998.15	100.00%

Future operational challenges:

A future operational challenge will be the length of time it will take to raise the capital necessary to make the motion picture.

Future challenges related to capital resources:

A future challenge related to capital resources will be the length of time it will take to raise the capital necessary to make the motion picture.

Future milestones and events:

The slowness or inability to raise the capital necessary to make the motion picture will be a future event that could significantly impact the company.

Liquidity and Capital Resources

What capital resources are currently available to the Company? (Cash on hand,

existing lines of credit, shareholder loans, etc...)

We consider short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2019, the Company had $5,109 of cash on hand.

As of August 14, 2020, the Company had an aggregate of $100,983.37 in cash and cash equivalents. As of the date of filing of this Form C, the cash on hand is higher due to net funds received to date from the prior StartEngine Regulation CF raise.

How do the funds of this campaign factor into your financial resources? (Are these funds critical to your company operations? Or do you have other funds or capital resources available?)

The funds from this offering are critical to the company's operations. Without $500,000 raised in this offering, the company will have to raise additional funds from private investors for the motion picture to be made. That being said, the company's CEO is well adept at raising capital for motion pictures and has a successful track record doing so for many years in Hollywood.

Are the funds from this campaign necessary to the viability of the company? (Of the total funds that your company has, how much of that will be made up of funds raised from the crowdfunding campaign?)

The company's sole purpose is to make the film. The funds from this offering are necessary to the viability of the company operations. If the company does not raise at least $500,000 in this offering, the company will have to raise additional funds from private investors for the motion picture to be made.

How long will you be able to operate the company if you raise your minimum? What expenses is this estimate based on?

The Company will continue to operate indefinitely on a very small budget if only the minimum is raised as the company will continue to fundraise until the funds to produce the film are made.

How long will you be able to operate the company if you raise your maximum funding goal?

The company anticipates it will be able to operate the company indefinitely if the maximum funding goal is raised and the film is made.

Are there any additional future sources of capital available to your company? (Required capital contributions, lines of credit, contemplated future capital raises, etc...)

There are additional future sources of capital available to the company. Although not contemplated at this time, if needed, the CEO will use his business resources to raise additional capital to fund the film through private investors.

Indebtedness

Creditor: Richard Gray

Amount Owed: $20,000.00

Interest Rate: 10.0%

4,000 Class B Membership Units were issued to an investor in connection with a $20,000.00 loan to the business. The loan terms require that the amount must be repaid from proceeds along with $2,000.00 interest after the Company has raised $500,000.00.

Related Party Transactions

Name of Entity: Brad Wilson

Relationship to Company: Officer, Manager and 20%+ owner

Nature/amount of interest in the transaction: Brad Wilson has been signed to a contract as a producer.

Material Terms: Brad Wilson is entitled to a producer fee. The fee is 6% of the final film budget. For example, if the film budget is $500,000, the producer fee is $30,000.

Valuation

Pre-Money Valuation: $1,161,305.00

Valuation Details: We determined our pre-money valuation based on multiple factors including: management experience, the industry experience of the team working on the film and revenue projections. The company management team has over thirty-five years of experience in the film industry. Based on this experience, management believes that the film will produce revenues of at least $2,120,000, and possibly more. Between domestic and international revenues, the projections are between $2.1M and $2.8M, however no revenues are guaranteed despite the projections. The Company consulted with a third-party in regards to projections and revenues for domestic and international distribution which were based on analysis of buyers in  global markets, sharing information about the Furry Fortune film project, and analysis of similar films sold to these markets. Determined from the above factors and analysis, management believes that a conservative pre-money valuation for the company is $1,161,305.00. The Company set its valuation internally without a formal third-party independent valuation.

It should be noted that the valuation is also based on the presently-known number of shares issued or to be issued due to the StartEngine Regulation CF offering. If the number of shares ultimately issued from this previous Regulation CF offering changes due to StartEngine’s ongoing clearing of investors from the offering at the time this Form C is being filed, then the valuation will also change to reflect the changed number of shares issued.

Use of Proceeds

If we raise the Target Offering Amount of $25,000.00, we plan to use these proceeds as follows:

Republic Platform Fees*

6% ($1,500.00)

*Republic will also receive 2.0% of the total amount of Class B Membership Units issued in this Offering in connection with this offering.

Operations

84% ($21,000.00)

Initial steps of film production. Please see budget elsewhere in this document, but the likely initial expenses would be for initial pre-production costs including planning, music, finalizing script, casting and general expenses.

Marketing

10.0% ($2,500.00)

Initial marketing for Reg CF offering. These funds will likely be used to generate additional investors through digital ads and otherwise for the Regulation CF offering.

If we raise the over-allotment amount of $916,365.00, we plan to use these proceeds as follows:

Republic Platform Fees*

6% ($54,981)

*Republic will also receive 2.0% of the total amount of Class B Membership Units issued in this Offering in connection with this offering.

Operations

84% ($769,746)

To make the film, $500,000 is the film's budget, but if $916,365.00 is raised we plan to include additional special effects and possibly to make a Spanish language version. Of the reminder of the $500,000 film budget, the specific proposed breakdown is noted above in the section entitled: “Foreseeable major expenses based on projections.”

Marketing

10.0% ($91,637)

Marketing for the Reg CF offering and the film. General marketing of the Reg CF offering to generate additional investors, then marketing costs associated with the film including digital marketing, social media marketing, influencer marketing, distribution marketing and other generalized costs of marketing a motion picture.

The Company may change the intended use of proceeds if our officers believe it is in the best interests of the company.

Regulatory Information

The Company has certified that all of the following statements are TRUE for the Company in connection with this Offering:

1)Is organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia;

2)Is not subject to the requirement to file reports pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (15 U.S.C. 78m or 78o(d));

3)Is not an investment company, as defined in section 3 of the Investment Company Act of 1940 (15 U.S.C. 80a-3), or excluded from the definition of investment company by section 3(b) or section 3(c) of that act (15 U.S.C. 80a-3(b) or 80a-3(c));

4)Is not ineligible to offer or sell securities in reliance on section 4(a)(6) of the Securities Act of 1933 (the “1933 Act”) (15 U.S.C. 77d(a)(6)) as a result of a disqualification as specified in § 227.503(a);

5)Has filed with the SEC and provided to investors, to the extent required, any ongoing annual reports required by law during the two years immediately preceding the filing of this Form C; and

6)Has a specific business plan, which is not to engage in a merger or acquisition with an unidentified company or companies.

Disqualification

No disqualifying event has been recorded in respect to the company or its officers or directors.

Compliance Failure

The company has not previously failed to comply with the requirements of Regulation Crowdfunding.

Ongoing Reporting

The Company will file a report electronically with the SEC annually and post the report on its website no later than April 30 (120 days after Fiscal Year End). Once posted, the annual report will be found on the Company’s website at www.FurryFortuneMovie.com

The Company must continue to comply with the ongoing reporting requirements until:

(1)it is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;

(2)it has filed at least one (1) annual report pursuant to Regulation Crowdfunding and has fewer than three hundred (300) holders of record and has total assets that do not exceed $10,000,000;

(3)it has filed at least three (3) annual reports pursuant to Regulation Crowdfunding;

(4)it or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the 1933 Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or

(5)it liquidates or dissolves its business in accordance with state law.

Updates

Updates on the status of this Offering may be found at: www.republic.co/furry-fortune

Investing Process

Furry Fortune The Movie, LLC (the “Company”) is offering up to $916,365.00 (the “Maximum Offering”) in Class B Membership Units (the “Securities” or “Shares” or “Class B Common Shares”) at $5.00 per share, under Regulation CF (this “Offering”). The Company is attempting to raise a minimum amount of $25,000.00 in this Offering (the “Minimum Offering ") with oversubscriptions to be allocated at the Company’s discretion. The Company must receive commitments from investors in an amount totaling the Minimum Offering by November 19, 2020 (the "Offering Deadline") in order to receive any funds. If the sum of the investment commitments does not equal or exceed the Minimum Offering by the Offering Deadline, no Securities will be sold in the Offering, all investment commitments will be cancelled and all committed funds will be returned to potential investors without interest or deductions. The Company has the right to extend the Offering Deadline at its discretion.

The Offering is being made through OpenDeal Portal LLC dba Republic (the “Intermediary). In order to purchase the Securities, you must make a commitment to purchase by completing the subscription process hosted by the Intermediary, including complying with the Intermediary’s know your customer (KYC) and anti-money laundering (AML) policies. If an investor makes an investment commitment under a name that is not their legal name, they may be unable to redeem their Security, indefinitely and nether the Intermediary nor the Company are required to correct any errors or omissions made by the Investor. Investor funds will be held in escrow with Prime Trust, LLC until the Target Offering Amount of investments is reached. Investors may cancel an investment commitment until 48 hours prior to the Offering Deadline or the Closing, whichever comes first using the cancellation mechanism provided by the Intermediary. Any investor using a credit card to invest must represent and warrant to not claim fraud or claw back their committed funds to cancel their investment commitment, any cancelled investment commitments must be requested through the Intermediary 48 hours prior to the Offering Deadline or closing.

The Company will notify Investors when the Minimum Offering has been reached. If the Company reaches the Minimum Offering prior to the Offering Deadline, it may close the Offering at least five (5) days after reaching the Minimum Offering and providing notice to the Investors. If any material change (other than reaching the Minimum Offering) occurs related to the Offering prior to the Offering Deadline, the Company will provide notice to Investors and receive reconfirmations from Investors who have already made commitments. If an Investor does not reconfirm his or her investment commitment after a material change is made to the terms of the Offering, the Investor’s investment commitment will be cancelled, and the committed funds will be returned without interest or deductions. If an Investor does not cancel an investment commitment before the Target Offering Amount is reached, the funds will be released to the Company upon closing of the Offering and the Investor will receive the Securities in exchange for his or her investment. Any Investor funds received after the initial closing will be released to the Company upon a subsequent closing and the Investor will receive Securities via Electronic Certificate/PDF in exchange for his or her investment as soon as practicable thereafter.

Subscription agreements are not binding on the Company until accepted by the Company, which reserves the right to reject, in whole or in part, in its sole and absolute discretion, any subscription. If the Company rejects all or a portion of any subscription, the applicable prospective Investor’s funds will be returned without interest or deduction.

The price of the Securities was determined arbitrarily. The minimum amount that an Investor may invest in the Offering is $100.00.

PRIME TRUST, THE ESCROW AGENT SERVICING THE OFFERING, HAS NOT INVESTIGATED THE DESIRABILITY OR ADVISABILITY OF AN INVESTMENT IN THIS OFFERING OR THE SECURITIES OFFERED HEREIN. THE ESCROW AGENT MAKES NO REPRESENTATIONS, WARRANTIES, ENDORSEMENTS, OR JUDGEMENT ON THE MERITS OF THE OFFERING OR THE SECURITIES OFFERED HEREIN. THE ESCROW AGENT’S CONNECTION TO THE OFFERING IS SOLELY FOR THE LIMITED PURPOSES OF ACTING AS A SERVICE PROVIDER.

EXHIBIT B TO FORM C

FINANCIAL STATEMENTS

[See attached]

Furry Fortune the Movie LLC

(Delaware limited liability company)

Financial Statements

For the period of August 20, 2019 (Inception) through December 31, 2019

INDEPENDENT AUDITOR’S REPORT

July 24, 2020

To: Board of Managers, Furry Fortune the Movie, LLC

Attn: Brad Wilson

Re: 2019 (inception) Financial Statement Audit

We have audited the accompanying financial statements of Furry Fortune the Movie, LLC (a limited liability company organized in the State of Delaware) (the “Company”), which comprise the balance sheets as of December 31, 2019, and the related statements of income, owners’ equity/deficit, and cash flows for the inception period of August 20, 2019 through December 31, 2019, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations, member equity/deficit and its cash flows for the inception period of August 20, 2019 through December 31, 2019 in accordance with accounting principles generally accepted in the United

States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in the Notes to the Financial Statements, the Company is a business that has not yet commenced its planned operations, has incurred costs, and has not generated any revenues while seeking to raise capital. Considering these factors, there exist substantial doubt as to whether the Company can continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty and we provide no opinion at this time about whether the Company will be successful in its plans to continue as a going concern.

Sincerely,

IndigoSpire  CPA  Group

IndigoSpire CPA Group, LLC Aurora, CO

FURRY FORTUNE THE MOVIE LLC BALANCE SHEET

As of December 31, 2019

See accompanying Independent Audit Report and Notes to the Financial Statements

ASSETS

Current assets: Cash and cash equivalents	$ 5,109
Total current assets	5,109
Total Assets	$ 5,109
LIABILITIES AND MEMBERS' DEFICIT
Liabilities:
Current liabilities:
Accrued expenses	$ 0
Total liabilities	0
Investor Loan	20,000
TOTAL LIABILITIES	0
Members Capital:
Member Units	100
Accumulated deficit	(14,991)
Total Members’ Capital	(14,891)
Total Liabilities and Members’ Capital	$ 5,109

FURRY FORTUNE THE MOVIE LLC STATEMENT OF OPERATIONS

From August 20, 2019 (inception) through December 31, 2019

See accompanying Independent Audit Report and Notes to the Financial Statements

2019

Revenues$0

Cost of revenues 0 Gross profit (loss) 0

Operating expenses:

General and administrative	13,353
Sales and marketing	1,638
Total operating expenses	14,991
Operating income	(14,991)
Net income	$ (14,991)

FURRY FORTUNE THE MOVIE LLC STATEMENT OF MEMBERS’ EQUITY

From August 20, 2019 (inception) through December 31, 2019

See accompanying Independent Audit Report and Notes to the Financial Statements

		Additional
	Members’	Paid-in-	Accumulated	Total Members’
	Capital	Capital	Deficit	Capital
Balance as of inception (August 20,
2019)	$ 0	$ 0	$ 0	$ 0
Unit issuance	100			100
Net loss			(14,991)	(14,991)
Balance as of
December 31, 2019	$ 100	$ 0	$ (14,991)	$ (14,891)

FURRY FORTUNE THE MOVIE LLC STATEMENT OF CASH FLOWS

For the Period from August 20, 2019 (inception) to December 31, 2019

See accompanying Independent Audit Report and Notes to the Financial Statements

Cash flows from operating activities

Net income$(14,991)

Adjustments to reconcile net loss to net cash used in operating activities:

Changes in operating assets and liabilities:

None 0

Net cash used in operating activities (14,991)

Cash flows from investing activities

None 0

Net cash used in investing activities 0

Cash flows from financing activities
Cash contribution	100
Investor loan proceeds	20,000
Net cash provided by financing activities	20,100
Net change in cash and cash equivalents	5,109
Cash and cash equivalents at beginning of period	0
Cash and cash equivalents at end of period	$ 5,109
Supplemental disclosure of cash flow information Cash paid for interest	$ 0
Cash paid for income taxes	0

FURRY FORTUNE THE MOVIE LLC NOTES TO FINANCIAL STATEMENTS

As of December 31, 2019

See accompanying Independent Audit Report

NOTE 1 - NATURE OF OPERATIONS

Furry Fortune the Movie LLC (which may be referred to as the “Company,” “we,” “us,” or “our”). The Company was formed to produce a feature film.

The Company incorporated on August 20, 2019 in the State of Delaware. The Company also registered in California. The Company did not begin operations until 2019.

Since Inception, the Company has relied on funds received from its founders to fund its operations. As of December 31, 2019, the Company had negative working capital and will likely incur losses prior to generating positive working capital. These matters raise substantial concern about the Company’s ability to continue as a going concern (see Note 6). During the next 12 months, the Company intends to fund its operations with funding from a crowdfunding campaign (see Note 7), and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, the Company may cease operations. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP"). In the opinion of management, all adjustments considered necessary for the fair presentation of the financial statements for the years presented have been included. The Company will report its results as of December 31 aside from this inception period financial statement.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations. As of December 31, 2019, the Company is operating as a going concern. See Note 1 and Note 6 for additional information.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2019, the Company had $5,109 of cash on hand.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customers. As a result, the Company believes that its accounts receivable credit risk exposure is limited and it has not experienced significant write-downs in its accounts receivable balances. As of December 31, 2019, the Company had no outstanding accounts receivable.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to five years.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

As of December 31, 2019, the Company had not acquired any fixed assets which would be capitalized in accordance with generally accepted accounting principles.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 when it has satisfied the performance obligations under an arrangement with the customer reflecting the terms and conditions under which products or services will be provided, the fee is fixed or determinable, and collection of any related receivable is probable. ASC Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied.

The Company has not yet earned any revenue.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Software Development Costs

The Company applies the principles of ASC 985-20, Software-Costs of Computer Software to be Sold, Leased, or Otherwise Marketed (“ASC 986-20”). ASC 985-20 requires that software development costs be charged to research and development expense until technological feasibility is established. With the Company’s current technology, technological feasibility of the underlying software is not established until substantially all product development and testing is complete, which generally includes the development of a working model. Prior to a product’s release, if and when the Company believes capitalized costs are not recoverable, the costs capitalized to date will be expensed as part of cost of sales.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

In February 2016, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our balance sheet.

NOTE 3 – INCOME TAX PROVISION

The Company has not yet filed its income tax return for the period ended December 31, 2019, which will remain subject to examination by the Internal Revenue Service under the statute of limitations for a period of three years from the date it is filed.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Legal Matters

Company is not currently involved with and does not know of any pending or threatening litigation against the Company.

Investor Loan

The Company has received a loan to facilitate early expenses and legal costs. The terms of the loan are customary for early round debt financing.

NOTE 5 – EQUITY

Membership Interest

As of the balance sheet date, only nominal capital has been added to the Company to facilitate its bank account opening and business start-up.

NOTE 6 – GOING CONCERN

These financial statements are prepared on a going concern basis. The Company incorporated in August 2019 and is in the process of beginning operations. The Company’s ability to continue is dependent upon management’s plan to raise additional funds (see Notes 1 and 7) and achieve and sustain profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

NOTE 7 – SUBSEQUENT EVENTS

Completed and Anticipated Crowdfunded Offering

The Company offered securities through a crowdfunded offering exempt from registration under Regulation CF through StartEngine but is now exploring starting another offering on a different platform.

During the StartEngine campaign which ended on July 22, 2020, the Company issued approximately 30,747 securities for approximately $153,735 of gross proceeds. The Company had offering expenses of $20,761 in conjunction with this offering. The finality of these numbers are not yet available at the time of the issuance of these financial statements.

Management’s Evaluation

Management has evaluated subsequent events through July 24, 2020, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

EXHIBIT C TO FORM C

PROFILE SCREENSHOTS

[See attached]

EXHIBIT D TO FORM C

VIDEO TRANSCRIPT

I love dogs. I really love dogs.

I love dog movies.

I’d watch any movie with a dog.

Because they like to play ball, bark at the doorbell, and protect us.

I love, love, love dogs.

And they're man's best friend.

You mean a girl's best friend?

Dog movies are cool. Okay, I'm kind of obsessed with them. Literally obsessed. My Dog Skip, I Love Dogs, Marley and Me.

Who doesn't love a dog movie?

A Dog's Purpose, John Wick. Oh, I just burst into tears on that one. I couldn't stop worrying about the dog.

And action.

I'm Brad Wilson. I've been involved with over 40 feature films and television shows over the years and one thing I know for sure in making a great movie, you've got to have great people around you. You've got to have a great team. We have an award winning writer and director.

Our cinematographer is another award winning DP, who's had his films shown at the Sundance Film Festival. During the years working with different crews in Hollywood, we've been able to put together the best and have a terrific team. I can honestly say that The Furry Fortune is one of the best family dog movies I've ever read. It's got everything. It's got comedy. It's got action. It's got drama. It's just terrific.

What's it about?

Two twins. They're growing apart and they discover their dog is shedding money.

Sheds money?

How sick would it be if your dog shed money?

And the neighbors, a malicious IRS agent and his evil son, kidnapped the money making dog.

Then what happens?

Then the kids have to work together. They have to save the dog. They have to save their family.

I'll go see that.

I really want to see this movie.

I need to see this movie.

Now, here's something exciting. You not only have a chance to see the Hollywood film, you have a chance to be involved in the making of the Hollywood film. You can see your name in lights. You could be on the set. You can watch the magic happen in person.

I'm down on. I'm in.

We need to see this movie.

Now, here's the thing. We're not only giving you a chance to see a Hollywood film. You're going to have a chance to actually invest in a Hollywood film. Many films about dogs have been very lucrative moneymakers. We hope to join their success with The Furry Fortune.

We're doing something here that's never been done before. Yes, there had been extremely successful Crowdfunding movies. It's not a new concept. Movies like Veronica Mars and Super Troopers 2 have raised millions of dollars with Crowdfunding, but those films did not offer the chance to share the profits from their movies with their Crowdfunding investors. Now, we're different. We will. You're not only going to be able to get a chance to get some great perks, but   in The Furry Fortune, you're going to be able to actually own part of the movie, meaning you   will share in any profits we make. Let me say that again. Invest and you will own part of the    film. This is a once in a lifetime chance to be an integral part of making a Hollywood film. Go to our website investfurryfortune.com and invest in Furry Fortune today.

Let's go make a movie.

And action.

EXHIBIT E TO FORM C

SUBSCRIPTION AGREEMENT

[See attached]

Subscription Agreement

THE SECURITIES ARE BEING OFFERED PURSUANT TO SECTION 4(A)(6) OF THE SECURITIES ACT OF 1933 (THE “ACT”) AND HAVE NOT BEEN REGISTERED UNDER THE ACT OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. NO FEDERAL OR STATE SECURITIES ADMINISTRATOR HAS REVIEWED OR PASSED ON THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS FOR THESE SECURITIES. THERE ARE SIGNIFICANT RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN AND NO RESALE MARKET MAY BE AVAILABLE AFTER RESTRICTIONS EXPIRE.  THE PURCHASE OF THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT WITHOUT A CHANGE IN THEIR LIFESTYLE.

Furry Fortune The Movie LLC

4750 Kester Ave

Sherman Oaks, CA 91403

Ladies and Gentlemen:

The undersigned understands that Furry Fortune The Movie LLC, a Limited Liability Company organized under the laws of Delaware (the “Company”), is offering up to $916,365.00 of Class B Common Shares (the “Securities”) in a Regulation Crowdfunding offering. This offering is made pursuant to the Form C, dated August 21, 2020 (the “Form C”). The undersigned further understands that the offering is being made pursuant to Section 4(a)(6) of the Act and Regulation Crowdfunding under the Act (“Regulation Crowdfunding”) and without registration of the Securities under the Act.

1. Subscription. Subject to the terms and conditions hereof and the provisions of the Form C, the undersigned hereby subscribes for the Securities set forth on the signature page hereto for the aggregate purchase price set forth on the signature page hereto, which is payable as described in Section 4 hereof. Subscriber understands and acknowledges that the subscription may not be revoked within the 48 hour period prior to a closing (as described below) of the Offering.  The undersigned acknowledges that the Securities will be subject to restrictions on transfer as set forth in this subscription agreement (the “Subscription Agreement”).

2. Acceptance of Subscription and Issuance of Securities. It is understood and agreed that the Company shall have the sole right, at its complete discretion, to accept or reject this subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to the undersigned at the Closing referred to in Section 3 hereof.  Subscriptions need not be accepted in the order received, and the Securities may be allocated among subscribers.

3. The Closing. The closing of the purchase and sale of the Securities (the “Closing”) shall take place at 11:59 p.m. PST on November 19, 2020 or at such other time and place as the Company may designate by notice to the undersigned.

4. Payment for Securities. Payment for the Securities shall be received by Prime Trust, LLC (the “Escrow Agent”) from the undersigned by  %%PAYMENT_METHOD%% of immediately available funds or other means approved by the Escrow Agent prior to the Offering campaign deadline, in the amount as set forth on the signature page hereto. Upon the Closing, the Escrow Agent shall release such funds to the Company. The undersigned shall receive notice and evidence of the digital entry of the number of the Securities owned by undersigned reflected on the books and records of the Company as recorded by CrowdManage (a “Cap Table Management service operated by StartEngine Crowdfunding, Inc.”), or another SEC licensed transfer agent which books and records shall bear a notation that the

Securities were sold in reliance upon Regulation CF.

(a)The Company is offering up to $916,365.00 (the “Maximum Offering”) of the Securities under Regulation CF (this “Offering”). The Company is attempting to raise a minimum amount of $25,000.00 in this Offering (the “Minimum Offering ") with oversubscriptions to be allocated at the Company’s discretion. The Company must receive commitments from investors in an amount totaling the Minimum Offering by November 19, 2020 (the "Offering Deadline") in order to receive any funds. If the sum of the investment commitments does not equal or exceed the Minimum Offering by the Offering Deadline, no Securities will be sold in the Offering, all investment commitments will be cancelled, and all committed funds will be returned to potential investors without interest or deductions. The Company has the right to extend the Offering Deadline at its discretion.

(b) The Offering is being made through OpenDeal Portal LLC dba Republic (the “Intermediary). In order to purchase the Securities, the undersigned agrees to complete the subscription process hosted by the Intermediary, including complying with the Intermediary’s know your customer (KYC) and anti-money laundering (AML) policies. If you make an investment commitment under a name that is not your legal name, you may be unable to redeem their Security, indefinitely and nether the Intermediary nor the Company are required to correct any errors or omissions made by you. Investor funds will be held in escrow with Prime Trust, LLC until the Target Offering Amount of investments is reached. You may cancel an investment commitment until 48 hours prior to the Offering Deadline or a closing, whichever comes first using the cancellation mechanism provided by the Intermediary. If you use a credit card to invest, you must represent and warrant to not claim fraud or claw back your committed funds to cancel your investment commitment, any cancelled investment commitments must be requested through the Intermediary 48 hours prior to the Offering Deadline or closing.

(c)The Company will notify you when the Minimum Offering has been reached. If the Company reaches the Minimum Offering prior to the Offering Deadline, it may close the Offering at least five (5) days after reaching the Minimum Offering and providing notice to you. If any material change (other than reaching the Minimum Offering) occurs related to the Offering prior to the Offering Deadline, the Company will provide notice to you and receive reconfirmations from you if you have already made a commitment. If you do not reconfirm your investment commitment after a material change is made to the terms of the Offering, your investment commitment will be cancelled, and your committed funds will be returned without interest or deductions. If you do not cancel an investment commitment before the Target Offering Amount is reached, the funds will be released to the Company upon closing of the Offering and you will receive the Securities in exchange for your investment. Any investor funds received after the initial closing will be released to the Company upon a subsequent closing and the investor will receive Securities via Electronic Certificate/PDF in exchange for his or her investment as soon as practicable thereafter.

(d)Subscription agreements are not binding on the Company until accepted by the Company, which reserves the right to reject, in whole or in part, in its sole and absolute discretion, any subscription. If the Company rejects all or a portion of your subscription, your funds will be returned without interest or deduction.

(e)The price of the Securities was determined arbitrarily. The minimum amount that you may invest in the Offering is $100.00.

5. Representations and Warranties of the Company. As of the Closing, the Company represents and warrants that:

a) The Company is duly formed and validly existing under the laws of Delaware with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted.

b) The Securities have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Subscription Agreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof set forth in the Form C.

c) The execution and delivery by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Securities) are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon full execution hereof, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

d) Assuming the accuracy of the undersigned’s representations and warranties set forth in Section 6 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the execution, delivery and performance by the Company of this Subscription Agreement except (i) for such filings as may be required under Regulation Crowdfunding, or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

6. Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants to and covenants with the Company that:

a) General.

i. The undersigned has all requisite authority (and in the case of an individual, the capacity) to purchase the Securities, enter into this Subscription Agreement and to perform all the obligations required to be performed by the undersigned hereunder, and such purchase will not contravene any law, rule or regulation binding on the undersigned or any investment guideline or restriction applicable to the undersigned.

ii. The undersigned is a resident of the state set forth on the signature page hereto and is not acquiring the Securities as a nominee or agent or otherwise for any other person.

iii. The undersigned will comply with all applicable laws and regulations in effect in any jurisdiction in which the undersigned purchases or sells Securities and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the undersigned is subject or in which the undersigned makes such purchases or sales, and the Company shall have no responsibility therefor.

iv. Including the amount set forth on the signature page hereto, in the past 12 month period, the undersigned has not exceeded the investment limit as set forth in Rule 100(a)(2) of Regulation Crowdfunding.

v. The undersigned has been informed and is aware that the Securities do not have voting rights.

vi. The undersigned has been informed and is aware that prior to any distribution of profits taking place as set out in the Operating Agreement of the Company, the Company intends, if authorized by its Board of Managers, to return all capital contributions used to purchase the Securities to all shareholders. If a return of capital contributions is made by the Company and less than the full amount of the total capital contributions of all shareholders is made, then each shareholder shall receive a pro rata amount of such returned capital contribution based on the percentage that shareholders has of all capital contributed to the Company.  If such a partial return of capital contributions is made, no distribution of profits shall be made until all capital contributions are returned to each shareholder.

b) Information Concerning the Company.

i. The undersigned has reviewed a copy of the Form C. With respect to information provided by the Company, the undersigned has relied solely on the information contained in the Form C to make the decision to purchase the Securities.

ii. The undersigned understands and accepts that the purchase of the Securities involves various risks, including the risks outlined in the Form C and in this Subscription Agreement. The undersigned represents that it is able to bear any and all loss associated with an investment in the Securities.

iii. The undersigned confirms that it is not relying and will not rely on any communication (written or oral) of the Company, Republic, or any of their respective affiliates, as investment advice or as a recommendation to purchase the Securities. It is understood that information and explanations related to the terms and conditions of the Securities provided in the Form C or otherwise by the Company, Republic or any of their respective affiliates shall not be considered investment advice or a recommendation to purchase the Securities, and that neither the Company, Republic nor any of their respective affiliates is acting or has acted as an advisor to the undersigned in deciding to invest in the Securities. The undersigned acknowledges that neither the Company, Republic nor any of their respective affiliates have made any representation regarding the proper characterization of the Securities for purposes of determining the undersigned's authority or suitability to invest in the Securities.

iv. The undersigned is familiar with the business and financial condition and operations of the Company, all as generally described in the Form C. The undersigned has had access to such information concerning the Company and the Securities as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Securities.

v. The undersigned understands that, unless the undersigned notifies the Company in writing to the contrary at or before the Closing, each of the undersigned's representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the undersigned.

vi. The undersigned acknowledges that the Company has the right in its sole and absolute discretion to abandon this offering at any time prior to the completion of the offering. This Subscription Agreement shall thereafter have no force or effect and the Company shall return any previously paid subscription price of the Securities, without interest thereon, to the undersigned.

vii. The undersigned understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

viii. Undersigned has up to 48 hours before the campaign end date to cancel the purchase and get a full refund

c) No Guaranty.

i. The undersigned confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities or (B) made any representation to the undersigned regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to purchase the Securities, the undersigned is not relying on the advice or recommendations of the Company and the undersigned has made its own independent decision, alone or in consultation with its investment advisors, that the investment in the Securities is suitable and appropriate for the undersigned.

d) Status of Undersigned.

i. The undersigned has such knowledge, skill and experience in business, financial and investment matters that the undersigned is capable of evaluating the merits and risks of an investment in the Securities. With the assistance of the undersigned's own professional advisors, to the extent that the undersigned has deemed appropriate, the undersigned has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Securities and the consequences of this Subscription Agreement. The undersigned has considered the suitability of the Securities as an investment in light of its own circumstances and financial condition and the undersigned is able to bear the risks associated with an investment in the Securities and its authority to invest in the Securities.

e) Restrictions on Transfer or Sale of Securities.

i. The undersigned is acquiring the Securities solely for the undersigned’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities. The undersigned understands that the Securities have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the undersigned and of the other representations made by the undersigned in this Subscription Agreement. The undersigned understands that the Company is relying upon the representations and agreements contained in this Subscription Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

ii. The undersigned understands that the Securities are restricted from transfer for a period of time under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the "Commission") provide in substance that the undersigned may dispose of the Securities only pursuant to an effective registration statement under the Securities Act, an exemption therefrom or as further described in Section 227.501 of Regulation Crowdfunding, after which certain state restrictions may apply. The undersigned understands that the Company has no obligation or intention to register any of the Securities, or to take action so as to permit sales pursuant to the Securities Act. Even when the Securities become freely transferable, a secondary market in the Securities may not develop. Consequently, the undersigned understands that the undersigned must bear the economic risks of the investment in the Securities for an indefinite period of time.

iii. The undersigned agrees: (A) that the undersigned will not sell, assign, pledge, give, transfer or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to Section 227.501 of Regulation Crowdfunding.

f) Uncertificated Shares.

i. The undersigned acknowledges that the Company is authorized to issue uncertificated shares, and hereby waives the undersigned’s right to receive a stock certificate representing the securities and consents and agrees to the issuance of uncertificated shares.

7. Conditions to Obligations of the Undersigned and the Company. The obligations of the undersigned to purchase and pay for the Securities specified on the signature page hereto and of the Company to sell the Securities are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations and warranties of the Company contained in Section 5 hereof and of the undersigned contained in Section 6 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing.

8. Revisions to Manner of Holding.

In the event that statutory or regulatory changes are adopted such that it becomes possible for companies whose purpose is limited to acquiring, holding and disposing of securities issued by a single company (“Crowdfunding SPVs”) to make offerings under Section 4(a)(6), the undersigned agrees to exchange the Securities for securities issued by a Crowdfunding SPV in a transaction complying with the requirements of Section 3(a)(9) of the Act. The undersigned agrees that in the event the undersigned does not provide information sufficient to effect such exchange in a timely manner, the Company may repurchase the Securities at a price to be determined by the Board of Directors.

9. Obligations Irrevocable. Following the Closing, the obligations of the undersigned shall be irrevocable.

10. Waiver, Amendment. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

11. Assignability. Neither this Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the undersigned without the prior written consent of the other party.

12. Waiver of Jury Trial. THE UNDERSIGNED IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

13. Submission to Jurisdiction. With respect to any suit, action or proceeding relating to any offers, purchases or sales of the Securities by the undersigned (“Proceedings”), the undersigned irrevocably submits to the jurisdiction of the federal or state courts located in Los Angeles, California which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings.

14. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of law principles thereof.

15. Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

16. Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

17. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid or email to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Furry Fortune The Movie LLC 4750 Kester Ave Sherman Oaks, CA 91403 E-mail: bradwilsonmail@gmail.com Attention: Brad Wilson
with a copy to:	Attention: Kendall Almerico E-mail: almericolaw@gmail.com

If to the Purchaser:	___________________ E-mail: ___________________ Attention: ___________________

18. Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

19. Survival. All representations, warranties and covenants contained in this Subscription Agreement shall survive (i) the acceptance of the subscription by the Company, (ii) changes in the transactions, documents and instruments described in the Form C which are not material or which are to the benefit of the undersigned and (iii) the death or disability of the undersigned.

20. Notification of Changes. The undersigned hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the closing of the purchase of the Securities pursuant to this Subscription Agreement, which would cause any representation, warranty, or covenant of the undersigned contained in this Subscription Agreement to be false or incorrect.

21. Severability. If any term or provision of this Subscription Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

22. Agreement to Be Bound By Operating Agreement.  By signing this document, you agree to be bound by the Furry Fortune The Movie LLC Operating Agreement. Your signature on this document binds you to all terms and conditions of the Furry Fortune The Movie LLC Operating Agreement, and any amendment to the Furry Fortune The Movie LLC Operating Agreement that may occur in the future. You hereby waive the right to sign a joinder or similar document to be bound by the Furry Fortune The Movie LLC Operating Agreement, but rather agree that you have read said agreement, agree with the terms, and agree to be bound by the Furry Fortune The Movie LLC Operating Agreement by signing below.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this _____________ day of ____________, 2020

PURCHASER (if an individual):
By:____________________ Name: :____________________ E-mail:

The offer to purchase Securities as set forth above is confirmed and accepted by the Company as to ___________ Shares for $_________________.

FURRY FORTUNE THE MOVIE LLC
By: _________________ Name: Brad Wilson, FURRY FORTUNE THE MOVIE LLC Title: CEO

Escrow Agent has not investigated the desirability or advisability of investment in the Securities nor approved, endorsed or passed upon the merits of purchasing the Securities; and the name of Escrow Agent has not and shall not be used in any manner in connection with the Offering of the Securities other than to state that Escrow Agent has agreed to serve as escrow agent for the limited purposes set forth in this Agreement.

EXHIBIT F TO FORM C

DISCLAIMERS

THERE ARE SIGNIFICANT RISKS AND UNCERTAINTIES ASSOCIATED WITH AN INVESTMENT IN THE COMPANY AND THE SECURITIES. THE SECURITIES OFFERED HEREBY ARE NOT PUBLICLY TRADED AND ARE SUBJECT TO TRANSFER RESTRICTIONS. THERE IS NO PUBLIC MARKET FOR THE SECURITIES AND ONE MAY NEVER DEVELOP. AN INVESTMENT IN THE COMPANY IS HIGHLY SPECULATIVE. THE SECURITIES SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME AND WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION OF THIS FORM C ENTITLED “RISK FACTORS.”

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK THAT MAY NOT BE APPROPRIATE FOR ALL INVESTORS.

THIS FORM C DOES NOT CONSTITUTE AN OFFER IN ANY JURISDICTION IN WHICH AN OFFER IS NOT PERMITTED.

PRIOR TO CONSUMMATION OF THE PURCHASE AND SALE OF ANY SECURITY THE COMPANY WILL AFFORD PROSPECTIVE INVESTORS AN OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THE COMPANY AND ITS MANAGEMENT CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING AND THE COMPANY. NO SOURCE OTHER THAN THE INTERMEDIARY HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS FORM C, AND IF GIVEN OR MADE BY ANY OTHER SUCH PERSON OR ENTITY, SUCH INFORMATION MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS FORM C AS LEGAL, ACCOUNTING OR TAX ADVICE OR AS INFORMATION NECESSARILY APPLICABLE TO EACH PROSPECTIVE INVESTOR’S PARTICULAR FINANCIAL SITUATION. EACH INVESTOR SHOULD CONSULT HIS OR HER OWN FINANCIAL ADVISER, COUNSEL AND ACCOUNTANT AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING HIS OR HER INVESTMENT.

THE SECURITIES OFFERED HEREBY WILL HAVE TRANSFER RESTRICTIONS. NO SECURITIES MAY BE PLEDGED, TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF BY ANY INVESTOR EXCEPT PURSUANT TO RULE 501 OF REGULATION CF. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

NASAA UNIFORM LEGEND

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SPECIAL NOTICE TO FOREIGN INVESTORS

IF THE INVESTOR LIVES OUTSIDE THE UNITED STATES, IT IS THE INVESTOR’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN INVESTOR.

NOTICE REGARDING THE ESCROW AGENT

PRIME TRUST LLC (THE “ESCROW AGENT”) SERVICING THE OFFERING, HAS NOT INVESTIGATED THE DESIRABILITY OR ADVISABILITY OF AN INVESTMENT IN THIS OFFERING OR THE SECURITIES OFFERED HEREIN. THE ESCROW AGENT MAKES NO REPRESENTATIONS, WARRANTIES, ENDORSEMENTS, OR JUDGEMENT ON THE MERITS OF THE OFFERING OR THE SECURITIES OFFERED HEREIN. THE ESCROW AGENT’S CONNECTION TO THE OFFERING IS SOLELY FOR THE LIMITED PURPOSES OF ACTING AS A SERVICE PROVIDER.

TAX MATTERS

EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS OR HER OWN TAX AND ERISA ADVISOR AS TO THE PARTICULAR CONSEQUENCES TO THE INVESTOR OF THE PURCHASE, OWNERSHIP AND SALE OF THE INVESTOR’S SECURITIES, AS WELL AS POSSIBLE CHANGES IN THE TAX LAWS.

TO INSURE COMPLIANCE WITH THE REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY TAX STATEMENT IN THIS FORM C CONCERNING UNITED STATES FEDERAL TAXES IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY TAX-RELATED PENALTIES UNDER THE UNITED STATES INTERNAL REVENUE CODE. ANY TAX STATEMENT HEREIN CONCERNING UNITED STATES FEDERAL TAXES WAS WRITTEN IN CONNECTION WITH THE MARKETING OR PROMOTION OF THE TRANSACTIONS OR MATTERS TO WHICH THE STATEMENT RELATES. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Potential Investors who are not United States residents are urged to consult their tax advisors regarding the United States federal income tax implications of any investment in the Company, as well as the taxation of such investment by their country of residence. Furthermore, it should be anticipated that distributions from the Company to such foreign investors may be subject to UNITED STATES withholding tax.

EACH POTENTIAL INVESTOR SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE POSSIBLE IMPACT OF STATE TAXES

Forward Looking Statement Disclosure

This Form C and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form C are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this Form C and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form C, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by the Company in this Form C or any documents incorporated by reference herein or therein speaks only as of the date of this Form C. Factors or events that could cause the Company’s actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Disclaimer of Television, Radio, Podcast and Streaming Presentation

The Company’s officers may participate in the filming or recording of a various media and in the course of the filming, may present certain business information to the investor panel appearing on the show (the “Presentation”). The Company will not pass upon the merits of, certify, approve, or otherwise authorize the statements made in the Presentation. The

Presentation commentary being made should not be viewed as superior or a substitute for the disclosures made in this Form-C. Accordingly, the statements made in the Presentation, unless reiterated in the Offering materials provided herein, should not be applied to the Company’s business and operations as of the date of this offering. Moreover, the Presentation may involve several statements constituting puffery, that is, exaggerations not to be taken literally or otherwise as indication of factual data or historical or future performance.

EXHIBIT G TO FORM C

ADDITIONAL CORPORATE DOCUMENTS

[See attached]

AMENDED AND RESTATED OPERATING AGREEMENT OF FURRY FORTUNE THE MOVIE LLC

This Amended and Restated Operating Agreement (the "Operating Agreement") of Furry Fortune The Movie LLC, a limited liability company (the "Company") organized pursuant to Delaware law is entered into, and shall be effective as of the date executed below, by and among the Company and the persons executing this Agreement as Members.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I: DEFINITIONS

1.1Act. The Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq., and all amendments thereto, as periodically amended.

1.2Additional Member. A Member or Shareholder admitted subsequent to execution of an Agreement as provided in Article XII.

1.3Agreement. This Amended and Restated Operating Agreement, including all future amendments adopted in accordance with this Amended and Restated Operating Agreement and the Act.

1.4Articles. The Articles of Organization of the Company as properly adopted and amended from time to time by the Members and filed with the Secretary of State of Delaware.

1.5Assignee. A transferee of a Membership Interest who has not been admitted as a Substitute Member.

1.6Capital Contribution.The amount of cash and the value of other Property contributed to the capital of the Company.

1.7Code. The Internal Revenue Code of 1986, as amended.

1.8Company Liability. Any enforceable debt or obligation for which the Company is liable or which is secured by any Company Property.

1.9Company Property. Any Property owned by the Company.

1.10Class A Shares. All the authorized and issued equity interests in the Company designated as Class A Shares.

1.11Class B Shares. All the authorized and initially unissued equity interests in the Company designated as Class B Shares.

1.12Distribution. A transfer of cash or other Property to a Member or Shareholder on account of a Membership Interest or Shareholder Interest as described in Article IX.

1.13Disposition (Dispose). Any sale, assignment, gift, transfer, exchange, mortgage, pledge, grant, hypothecation, or other transfer, absolute or as security or encumbrance (including dispositions by operation of law).

1.14Entity. Any of the following existing under the laws of this state or any other state: (a) a corporation (both for profit and not for profit); (b) a business trust or association; (c) a real estate investment trust; (d) a common law trust; (e) an unincorporated business or for-profit organization, including a general or limited partnership; or (f) a limited liability company.

1.15Entity Expenses. Those expenses incurred in the organization of the Company including without limitation the costs of preparation of this Agreement, the Articles, lease negotiations, hiring and training of staff employees on behalf of the Company and all other start-up expenditures incurred by the Members on behalf of the Company.

1.16Initial Capital Contribution. The Capital Contribution made by the Members as described in Article VIII.

1.17Majority or Majority Vote. An affirmative majority vote of the Members holding Class A Shares or otherwise entitled to vote on a particular matter.

1.18Member. A Member, Additional Member or Substitute Member and, unless the context expressly indicates to the contrary, includes Assignees. The terms "Member" and "Shareholder" may be used interchangeably by the Company to refer to its Members.

1.19Membership Interest. The rights of a Member, the rights of the assigning Member in Distributions (liquidating or otherwise) and allocations of the profits, losses, gains, deductions, and credits of the Company. This may also be referred to by the Company as "Shareholder Interest."

1.20Membership Ratio. The Membership Interest (expressed as a percentage) of each Member taking into the number of Shares owned by such Member divided by the total number applicable Shares. This may also be referred to by the Company as "Shareholder Ratio".

1.21Notice. Notice shall be in writing. Notice to the Company shall be considered given when mailed by first class mail postage prepaid addressed to an officer or manager in care of the Company at the address of the Principal Office. Notice to a Member shall be considered given when sent via email or mailed by first class mail postage prep aid addressed to the Member at the address reflected on Exhibit A and Exhibit B of this Agreement unless the Member has given the Company a Notice of a different address.

1.22Person. An individual, trust, estate, or any incorporated or unincorporated Entity permitted to be a member of a limited liability company under the laws of Delaware.

1.23Property. Any property real or personal, tangible or intangible, including money and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

1.24Regulations. Except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the Department of the Treasury under the Code, as such regulations may be lawfully changed from time to time.

1.25Shares. Collectively, Class A Shares, Class B Shares, and any other Shares issued by the Company. Membership units may be referred to as "Shares" by the Company, and the term "Unit" shall be interchangeable with the term "Share" as applied to the Company.

1.26Shareholder. A Member, Additional Member or Substitute Member and, unless the context expressly indicates to the contrary, includes Assignees. The terms "Member" and "Shareholder" may be used interchangeably by the Company to refer to its Members

1.27Shareholder Interest. The rights of a Member, the rights of the assigning Member in Distributions (liquidating or otherwise) and allocations of the profits, losses, gains, deductions, and credits of the Company. This may also be referred to by the Company as "Membership Interest".

1.28Shareholder Ratio. The Shareholder Interest (expressed as a percentage) of each Member taking into the number of Shares owned by such Member divided by the total number applicable Shares. This may also be referred to by the Company as "Membership Ratio".

1.29Stated Interest Rate. The then current prime rate quoted by a reputable bank to be later named by the Company.

1.30Subscription Agreement. The agreement that shall be approved by the Board of Managers for execution by an Additional Member.

1.31Substitute Member. An Assignee who has been admitted to all of the rights of membership pursuant to this Agreement.

1.32Taxable Year. The taxable year of the Company as determined pursuant to the Code.

1.33Taxing Jurisdiction. Any state, local, or foreign government that collects tax, interest or penalties, however designated, on any Members' share of the income or gain attributable to the Company.

ARTICLE II: FORMATION

2.1Organization. The Company was formed on August 20, 2019, when the Company's Articles of Organization were filed with the Secretary of State of the State of Delaware. The business of the Company shall be carried on in accordance with the provisions of this Agreement and the Act.

2.2Agreement. For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members executing this Agreement hereby agree to the terms and conditions of this Agreement, as it may from time to time be amended according to its terms. It is the express intention of the Members that this Agreement shall be the sole source of agreement of the parties, and, except to the extent a provision of this Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Regulations or is expressly prohibited or ineffective under the Act, this Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law or rule.

2.3Name. The name of the Company shall be: "Furry Fortune The Movie LLC". The Company may do business under that name and under any other name or names that the Member selects. If the Company does business under a name other than that set forth in the Articles, then the Company shall file and publish a fictitious business name statement as required by law.

2.4Statutory Agent. The statutory agent for service of process shall be that Person reflected as filed in the office of the Secretary of State of Delaware. The Board of Managers may, from time to time, change the statutory agent through appropriate filings with the Secretary of State of Delaware. In the event the statutory agent ceases to act as such for any reason, the Board of Managers shall promptly designate a replacement statutory agent. If the Board of Managers shall fail to designate a replacement statutory agent, a Majority Vote of shareholders entitled to vote may designate a replacement statutory agent.

2.5Principal Office. The Principal Office of the Company shall be located at 4750 Kester Ave Apt 7, Sherman Oaks, CA 91403.

ARTICLE III: NATURE OF BUSINESS

3.1Purpose Clause. The purpose of the Company shall be to engage in any lawful business that may be engaged in by a limited liability company organized under the Act, as such business activities may be determined by the Members from time to time. The authority granted to the Members hereunder to bind the Company shall be limited to actions necessary or convenient to carry on its business.

3.2Consent of Members. Notwithstanding Section 3.1, without a Majority Vote of shareholders entitled to vote, the Members shall not engage in any business on behalf of the Company other than transacting all such business that is ordinary, necessary and /or incidental to the Company.

3.3Term. The Company shall continue in existence in perpetuity, unless sooner dissolved as provided by this Agreement or required by the Act.

ARTICLE IV: ACCOUNTS AND RECORDS

4.1Records to be Maintained. The Company shall maintain the following records at the Principal Office:

4.1.1a current list, in alphabetical order, of the full name and last known business or residence address of each Member ;

4.1.2a copy of the Articles and all amendments to the Articles, and executed copies of any powers of attorney pursuant to which the Articles or the amendments have been executed;

4.1.3copies of this Agreement including all amendments to this Agreement, together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments have been executed;

4.1.4copies of any federal, state, and local income tax returns and reports of the Company for the three most recent years; and

4.1.5copies of any financial statements of the Company for the three most recent years.

4.2Reports to Members.

4.2.1Financial statements shall be provided at least annually to the Members other than Assignees at such time and in such manner as the Board of Managers may determine reasonable; and

4.2.2Members shall be provided with those information returns required by the Code and the laws of any Taxing Jurisdiction.

4.3Accounts. All funds of the Company shall be deposited in a bank account or accounts maintained in the Company's name. The Board of Managers shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts and the Persons who will have authority with respect to the accounts and funds therein.

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ARTICLE V: MEMBERS AND MEMBERSIDP INTERESTS

5.1General. An ownership interest in the Company is herein referred to generally as a "Membership Interest" or "Shareholder Interest" (the terms are interchangeable with respect to the Company) and the owner thereof is herein referred to as a "Member" or " Shareholder"(the terms are interchangeable with respect to the Company). A Member's Membership Interest will be expressed as a number of "Shares" whether whole or fractional, issued by the Company and as provided for herein. The respective rights of each Member to share in Distributions will be determined by Article IX, and on liquidation will be determined by Article XIV herein. Each Member shall have the rights and powers with respect to each Class of such Member's Membership Interest as set forth in this Agreement.

5.2Percentage Interest. Each Member shall have a Membership Percentage Interest with respect to its Membership Interest. A Member's Membership Percentage Interest will be proportionately increased or decreased when the Company issues new participating Shares.

5.3Class A Shares. Initially, there will be 100 Class A Shares. The initial Class A Shares shall be issued as reflected on attached Exhibit A. The number of Class A Shares may be increased by a Majority Vote of all Shareholders entitled to vote on the issue. Holders of Class A Shares shall be entitled to vote on all matters submitted to the vote of the Members at the ratio of one vote for each Class A Share. The Class A Shares shall be issued to such parties and on such terms and conditions determined by the Board of Managers.

5.4Class B Shares. Initially, there will be 449,900 Class B Shares authorized. The number of Class B Shares may be increased by a Majority Vote of all Shareholders entitled to vote on the issue and issued in such amounts and for such consideration as is determined by the Board of Managers. The Class B Shares shall be non-voting except to the extent that voting rights for said shares are required under Delaware law. Holders of Class B Shares shall not be entitled to vote on matters submitted to the vote of the Members, except to the extent that voting rights for said shares are required under Delaware law. The Class B Shares shall be issued to such parties and on such terms and conditions determined by the Board of Managers. Once issued, Exhibit B will be revised by the Board of Managers to reflect the ownership of the Class B Shares.

ARTICLE VI: RIGHTS AND DUTIES OF MEMBERS

6.1Manner of Acting. A Majority Vote of all Shareholders entitled to vote on the issue shall be the act of the Members on all matters submitted to a vote of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Articles, or otherwise expressly provided herein.

6.2Restriction on Actions. No Member shall take any action to bind the Company. A Member shall be obligated to indemnify the Company for any costs or damages incurred by the Company, including reasonable attorneys' fees, as a result of a breach by that Member of this Section 6.2.

6.3Liability of Members. No Member shall be liable for the liabilities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

6.4Withdrawal. No Member has the right to resign or withdraw from the Company.

6.5Representations and Warranties. Each Member, and in the case of an Entity, the Person(s) executing this Agreement on behalf of the Entity, hereby represents and warrants to the Company and each other Member that: (a)  if that Member is  an Entity, that it is duly organized,  validly existing, and in good standing under the law of its state of organization and that it has full power to execute and agree to this Agreement and to perform its obligations hereunder; and (b) the Member  is acquiring  its Membership Interest  in the Company for the Member's own account as an investment and without an intent to distribute the Membership Interest.

6.6Conflicts of Interest. A Member or Manager does not violate a duty or obligation to the Company merely because the Member's or Manager's conduct furthers the Member's or Manager ' s own interest. A Member or Manager may lend money to and transact other business with the Company. The rights and obligations of a Member or Manager who lends money to or transacts business with the Company are the same as those of a person who is not a Member or Manager, subject to other applicable law. No transaction with the Company shall be voidable solely because a Member or Manager has a direct or indirect interest in the transaction if either the transaction is fair to the Company or a majority of disinterested holders of Class A Shares, in either case knowing the material facts of the transaction and the Member's or Manager's interest, authorize, approve, or ratify the transaction. A loan from a Member or Manager to the Company at an interest rate not greater than the Stated Interest Rate shall be deemed to be fair.

ARTICLE VII: MANAGEMENT

7.1Board of Managers. Management of the Company shall not be reserved to the Members. Instead, the management of the Company shall be exercised by or under the direction of one or more Managers who shall serve on a Board of Managers, none of whom need be a Member. Each of the Managers may also be designated an officer title. The number and titles of Managers may be increased or decreased by the Board of Managers from time to time. Initially, there shall be one

(1) Manager. The initial Manager on the Board of Managers for the Company shall be Brad Wilson who shall hold the titles of CEO, President, Treasurer and Secretary. All decisions of the Board of Managers shall be made by a majority vote of the Managers.

7.2Successor Manager. Any successor Manager of the Company shall be appointed by the Board of Managers.

7.3Authority of Officers. Except as otherwise expressly limited in this Agreement, each Officer's powers, duties and authority shall initially include those functions typically associated with the Officer's title. In addition, the Managers may determine by a Majority Vote of all Managers to assign an Officer other or additional powers, duties and /or authority to any Officer. Only the signature of an authorized Officer or Manager shall bind the Company.

0.4Authority of Manager to Bind the Company.    The Members hereby agree that only the Managers and Officers of the Company shall have the authority to bind the Company. No Member shall take any action as a Member to bind the Company, and a Member shall be obligated to indemnify the Company for any costs or damages incurred by the Company as a result of the unauthorized action of such Member. The Managers have the power, on behalf of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company.

7.5Resignation. A Manager may resign at any time by giving Notice to the Company. The resignation of any Manager shall take effect upon receipt of Notice thereof or at such later time as shall be specified in such Notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

7.6Removal. At a meeting called expressly for that purpose, any Manager may be removed with or without cause upon a Majority Vote of all Shareholders entitled to vote on the issue.

7.7Reliance on Information. In performing his or her duties, a Manager is entitled to rely on in formation, opinions, reports, or statements, including, but not limited to, financial statements and other financial data, that are prepared or presented by the following persons:

7.7.1One or more Members, Managers, or employees of the Company who the Manager reasonably believes are reliable and competent in the matters prepared or presented; and

7.7.2Counsel, public accountants, or other persons as to matters that the Manager reasonably believes are within the person's professional or expert competence.

ARTICLE VIII: CAPITAL CONTRIBUTIONS

8.1Initial Contributions. Each Member shall make the Capital Contribution, if any, agreed to by such Member. Except as otherwise provided in this Agreement, no interest shall accrue on any Capital Contribution, and no Member shall have the right to withdraw or be repaid any Capital Contribution except as otherwise set forth herein.

8.2Additional Contributions. In addition to the Initial Capital Contributions, one or more Members may agree to make additional Capital Contributions to the Company on such terms and conditions as agreed to in writing by the Board of Managers.

ARTICLE IX: DISTRIBUTIONS

9.1Distributions. From time to time, and within one hundred twenty (120) days of the end of each calendar year, the Board of Managers may determine to what extent, if any, the Company's cash on hand exceeds the current and anticipated needs, including, without limitation, needs for operating expenses, debt service, acquisitions, and reserves. To the extent such excess exists, the Company may make Distributions to the Members and Assignees, if applicable, according to their respective Membership Ratios taking into consideration all the Shares.

9.2All Capital Contributions Returned Before Any Distribution. Prior to any Distribution taking place as set out in 9.1 above, the Company shall, if authorized by the Board of Managers, return all Capital Contributions used to purchase Shares by any Member or Shareholder. If a return of Capital Contributions is made by the Company and less than the full amount of the total Capital Contributions of all Members/Shareholders is made, then each Member/Shareholder shall receive a pro rata amount of such returned Capital Contributions based on the percentage that Member/Shareholder has of all capital contributed to the Company. If such a partial return of Capital Contributions is made, no Distribution under 9.1 above shall be made until all Capital Contributions are returned to each Member/Shareholder.

ARTICLE X: INDEMNIFICATION

10.1Indemnification. The Company shall indemnify its Managers and Officers for all costs, losses, Liabilities, and damages paid or incurred by such Managers and/or Officers in connection with the business of the Company, to the fullest extent provided or allowed by the Act or otherwise by the laws of Delaware. Expenses, including attorneys' fees, incurred with respect to any claim, action, suit, proceeding, or investigation of the character described in this Article X or the Act shall be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the benefited party to repay such amount if it is ultimately determined, under the procedure set forth in the Act, that he, she or it is not entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced exceed the indemnification to which he, she or it is entitled. If under the Act a determination as to the propriety of indemnification must be made, then such determination shall be made by a Majority Vote of all Shareholders entitled to vote on the issue.

10.2Not Exclusive. The indemnification authorized by this Article X shall not be exclusive of any other right of indemnification which any Manager and/or Officer may have or hereafter acquire under any provision of this Agreement, by a Majority Vote of all Shareholders entitled to vote on the issue, or otherwise. The Company may take such steps as may be deemed appropriate by the Board of Managers to provide and secure indemnification of any Manager and/or Officer, including, without limitation, the execution of agreements for indemnification between the Company and individual Officers or Managers which may provide rights to indemnification which are broader or otherwise different than the rights authorized by this Article X.

10.3Insurance. The Company may purchase and maintain insurance on behalf of a Person who is or was a Manager or Officer of the Company, or who, while a Manager or Officer of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another Entity, against liability asserted against or incurred by such party in the capacity or arising from such Person's status as a Manager or Officer, whether or not the Company would have power to indemnify such party against the same liability.

ARTICLE XI: DISPOSITION OF MEMBERSHIP INTERESTS

11.1Permitted Disposition. No Member may Dispose of all or a portion of the Member's Membership Interest or any other right or interest in the Company except in strict compliance with this Article XI.

11.2Other Disposition. Dispositions not in Compliance with this Article XI are void. Any attempted Disposition of a Membership Interest, or any part thereof, not in compliance with this Article XI is null and void.

11.3Changes in Membership Interests. If allowed by the Board of Managers, a Members' Membership Interests may be transferred to another party provided the transferee shall accept, adopt and approve in writing all of the terms and provision of this Agreement, as amended from time to time before any such Membership is transferred on the books of the Company.

ARTICLE XII: ADMISSION OF ADDITIONAL MEMBERS

12.1Admission of Additional Members. The Board of Managers, from time to time, may admit Additional Members as provided in this Article XII, and shall determine the Capital Contribution, if any, to be made by each such Additional Member and the Membership Interest to be held by each such Additional Member. The names and addresses of the Additional Members shall be reflected on Exhibit A and Exhibit B, which shall be amended from time to time by the Board of Managers.

12.2Subscription Agreement. Each Additional Member shall execute a Subscription Agreement, in such form as approved by the Board of Managers, containing the terms of such Additional Member's admission as a Member and setting forth the membership interest of such Additional Member. The Subscription Agreement, once cosigned and fully executed (including electronic signatures and execution in counterparts, shall admit each such Additional Member and shall be the only document signed or executed by the Additional Member to become a Member, and shall bind such Additional Member to the terms and conditions of this Operating Agreement in its original form and as amended, should such amendments occur. Additional Members shall not be required to additionally sign any joinder or other document in order to be bound by the terms and conditions of the Operating Agreement in its original form and as amended, should such amendments occur.

12.3Regulation CF Offering.    The Members and Managers have authorized the Company to hold an offering of Shares under Regulation CF. To do so, the Company has authorized and may issue when appropriate, up to 183,273 Class B Shares to be sold to new Members for $5.00 per Share. The Company has also authorized an additional 4,000 Class B Shares to be set aside to pay a FINRA licensed funding portal for fees related to the Regulation CF offering. In addition, the Company has also authorized an additional 20,000 Class B Shares to be set aside to be reserved as incentive Shares to be granted in exchange for services related to the Regulation CF offering.

ARTICLE XIII: ASSIGNEES

13.1Rights of Assignees. The Assignee of a Membership Interest has no right to participate in the management of the business and affairs of the Company or to become a Member. The Assignee is only entitled to receive the Distributions, and to be allocated the profits and losses attributable to the Membership Interest assigned to the Assignee.

13.2Admission of Assignees as Substitute Members. An Assignee of a Membership Interest shall be admitted as a Substitute Member to all the rights of the Member who initially assigned the Membership Interest only upon the execute a Subscription Agreement, in such form as approved by the Board of Managers.

ARTICLE XIV: DISSOLUTION AND WINDING UP

14.1Dissolution. The Company shall be dissolved and its affairs wound up, upon the first to occur of the following events:

14.1.1A Majority Vote of all Shareholders entitled to vote on the issue;

14.1.2the sale, transfer or other disposition of all or substantially all of the Company’s assets in a transaction or series of related transactions occurring at a time when it is the intent of the Company to terminate its business; or

14.1.3the bankruptcy of the Company.

14.2Effect of Dissolution. Upon dissolution, the Company shall cease carrying on, as distinguished from the winding up of, the Company business, but the Company is not terminated, but continues until the winding up of the affairs of the Company is completed.

14.3Distribution of Assets on Dissolution. Upon the winding upon the Company, the Company Property shall be sold and any funds of the Company remaining after winding up the affairs of the Company shall be distributed:

14.3.1To creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of Company Liabilities; and

14.3.2To Members in accordance with Article IX.

14.4Winding Up and Certificate of Dissolution. The winding up of the Company shall be completed when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision for such has been made, and all of the remaining property and assets of the Company have been distributed to the members. Upon the completion of winding up of the Company, a certificate of dissolution shall be delivered to the Secretary of State of Delaware for filing. The certificate of dissolution shall set forth the information required by the Act.

ARTICLE XV: ACCOUNTING AND RECORDS

15.1Records and Accounting. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, at the expense of the Company in accordance with the accounting methods elected to be followed by the Company which shall be on a cash basis for financial reporting purposes and for federal income tax purposes. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company's business. The fiscal year of the Company shall be the calendar year.

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15.2Access to .Accounting Records. All books and records of the Company shall be maintained at the Company's principal place of business, and each Member, and the Member's duly authorized representative, shall have access to them at such office of the Company and the right to inspect and copy them at reasonable times for any purpose reasonably related to its interest in the Company.

15.3Accounting Decisions. All decisions as to accounting matters shall be made by the Board of Managers.

15.4Federal Income Tax Elections. The Company shall make all elections to be taxed as a corporation for federal and state income tax purposes under Treasury Regulations §30 I.770 1- 3,

as amended, effective as of the date of this Agreement and at all times thereafter. As a result of such election, the Company and each of the Members shall treat all outstanding Shares as stock in a corporation for U.S. Federal income tax purposes and each Member that meets the requirements for applicability of Section 351 of the Code to its acquisition of such stock as having acquired such stock in a transaction governed by Section 351 of the Code. All decisions as to tax elections and accounting matters shall be made by the Board of Managers; provided, that the Company shall make no elections or taken any actions inconsistent with its being treated as a corporation for federal and state income tax purposes.

ARTICLE XVI: AMENDMENT

16.1Articles of Organization and Operating Agreement May Be Modified. The Articles and this Agreement may be modified as provided in this Article XVI (as the same may from time to time be amended). No Member shall have any vested rights in the Articles or this Agreement which may not be modified through an amendment to the Articles or this Agreement.

16.2Amendment or Modification of Articles of Organization or Operating Agreement. The Articles or this Agreement may be amended, restated, or modified from time to time only by a Majority Vote of all Shareholders entitled to vote on the issue.

ARTICLE XVII: ARBITRATION

17.1Arbitration. All disputes pursuant to this Agreement shall be settled by arbitration in Los Angeles County, California. Arbitration may be commenced at any time by any party hereto giving written notice to the other party to a dispute that such dispute has been referred to arbitration under this Article XVII. The arbitrator shall be selected by the agreement of the parties to the dispute, but if they do not so agree within twenty (20) days after the date of the notice referred to above, each party shall select one arbitrator. The two arbitrators selected by the parties shall select a third arbitrator and the third arbitrator shall serve as the sole arbitrator. If one of the parties does not select an arbitrator within the twenty (20) day period, then the arbitrator who is selected by the other party within the twenty (20) day period shall be the sole arbitrator hereunder. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto ; provided, however, that any such award shall be accompanied by a written opinion giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared; provided, however, that if in the opinion of the arbitrator any claim for indemnification or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of the award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrator against the party raising such unreasonable claim, defense or objection.

17.2Non-Arbitrable Issues. To the extent that arbitration may not be legally permitted hereunder and the parties to any dispute hereunder may not at the time of such dispute mutually agree to submit such dispute to arbitration any party may commence a civil action in a court of appropriate jurisdiction to solve such non-arbitrable issue. Nothing contained in this Article XVII shall prevent the parties from settling any dispute by mutual agreement at any time.

17.3Securities Laws. To the extent federal or state securities laws apply to the disputed issue giving rise to the arbitration, then the rules of the applicable securities law related to said arbitration shall apply.

ARTICLE XVIII: MISCELLANEOUS PROVISIONS

18.1Entire Agreement. This Agreement represents the entire agreement and understanding among the Members and supersedes any prior or contemporaneous agreement or understanding among them, whether oral or written.

18.2Rights of Creditors and Third Parties under Operating Agreement. This Agreement is entered into among the Members for the exclusive benefit of the Company, its Members, and their successors and permitted assigns. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

18.3Required Amendments. The Company and the Members will execute and file any amendment to the Articles required by the Act. If any such amendment results in inconsistencies between the Articles and this Agreement the Articles shall control and this Agreement will be considered to have been amended in the specifics necessary to eliminate the inconsistencies.

18.4General Construction Principles. Words in any gender are deemed to include the other genders. The singular is deemed to include the plural and vice versa. The headings and titles are for guidance only and have no significance in the interpretation of this Agreement.

18.5Waiver. No right under this Agreement may be waived, except by an instrument in writing signed by the party sought to be charged with the waiver.

18.6Counterparts. This Agreement may be executed in counterparts, each of which will be considered an original.

18.7Governing Law. Delaware law governs the construction and application of the terms of this Agreement.

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EXHIBIT A CLASS A SHARES

Name and Address	Number of Class A Shares	Percentage of Class A Shares
Brad Wilson 4750 Kester Ave Apt 7 Sherman Oaks, CA 91403	95	95%
Kendall Almerico 1440 G Street NW Washington DC 20005	5	5%

The foregoing is correct:

Manager, CEO, President, Treasurer and Secretary Date: April 17, 2020

EXHIBIT B

CLASS B SHARES

Name and Address	Number of Class B Shares	Percentage of Class B Shares
Brad Wilson 4750 Kester Ave Apt 7 Sherman Oaks, CA 91403	151,905	86.4%
Kendall Almerico 1440 G Street NW Washington DC 20005	19,995	11.4%
Richard Gray 11532 Lochwood Dallas, TX 75218	4,000	2.2%

The foregoing is correct:

Manager, CEO, President, Treasurer and Secretary Date: April 17, 2020